EXECUTION VERSION STOCK PURCHASE AGREEMENT between GATX CORPORATION and RAND LOGISTICS, INC. dated as of February 7, 2020

TABLE OF CONTENTS ARTICLE I DEFINITIONS ............................................................................................... 1 ARTICLE II PURCHASE AND SALE ........................................................................... 11 Section 2.01 Purchase and Sale. .................................................................................................................... 11 Section 2.02 Purchase Price. .......................................................................................................................... 11 Section 2.03 Transactions to be Effected at the Closing. ............................................................................... 12 Section 2.04 Purchase Price Adjustment. ...................................................................................................... 13 Section 2.05 Closing. ..................................................................................................................................... 15 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ................... 16 Section 3.01 Organization and Authority of Seller. ....................................................................................... 16 Section 3.02 Organization, Authority and Qualification of the Company; Citizenship. ................................ 16 Section 3.03 Capitalization. ........................................................................................................................... 16 Section 3.04 Subsidiaries. .............................................................................................................................. 17 Section 3.05 No Conflicts; Consents. ............................................................................................................ 17 Section 3.06 Financial Statements. ................................................................................................................ 17 Section 3.07 Undisclosed Liabilities. ............................................................................................................ 18 Section 3.08 Absence of Certain Changes, Events and Conditions. .............................................................. 18 Section 3.9 Material Contracts. ..................................................................................................................... 20 Section 3.10 Material Customers and Suppliers. ........................................................................................... 22 Section 3.11 Sufficiency of Assets. ............................................................................................................... 22 Section 3.12 Title to Assets; Real Property. .................................................................................................. 22 Section 3.13 Intellectual Property. ................................................................................................................. 23 Section 3.14 Insurance. .................................................................................................................................. 24 Section 3.15 Legal Proceedings; Governmental Orders. ............................................................................... 25 Section 3.16 Compliance With Laws; Permits. ............................................................................................. 25 Section 3.17 Environmental Matters. ............................................................................................................ 25 Section 3.18 Employee Benefit Matters. ....................................................................................................... 26 Section 3.19 Employment Matters................................................................................................................. 28 Section 3.20 Taxes. ........................................................................................................................................ 29 Section 3.21 Vessels. ..................................................................................................................................... 31 i

Section 3.22 Brokers. ..................................................................................................................................... 32 Section 3.23 Affiliate Transactions. .............................................................................................................. 32 Section 3.24 No Other Representations and Warranties. ............................................................................... 32 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER .................... 32 Section 4.01 Organization and Authority of Buyer. ...................................................................................... 33 Section 4.02 No Conflicts; Consents. ............................................................................................................ 33 Section 4.03 Investment Purpose. .................................................................................................................. 33 Section 4.04 Brokers. ..................................................................................................................................... 34 Section 4.05 Sufficiency of Funds. ................................................................................................................ 34 Section 4.06 Legal Proceedings. .................................................................................................................... 35 Section 4.07 U.S. Citizenship. ....................................................................................................................... 35 Section 4.08 Independent Investigation. ........................................................................................................ 35 Section 4.09 No Other Representations and Warranties. ............................................................................... 35 ARTICLE V COVENANTS ............................................................................................ 35 Section 5.01 Conduct of Business Prior to the Closing. ................................................................................ 35 Section 5.02 Access to Information. .............................................................................................................. 36 Section 5.03 R&W Policy.............................................................................................................................. 37 Section 5.04 Resignations. ............................................................................................................................. 37 Section 5.05 Employees; Benefit Plans. ........................................................................................................ 37 Section 5.06 Facility Closings and Mass Layoffs. ......................................................................................... 38 Section 5.07 Director and Officer Indemnification. ...................................................................................... 38 Section 5.08 Confidentiality. ......................................................................................................................... 39 Section 5.9 Non-competition; Non-solicitation. ............................................................................................ 39 Section 5.10 Governmental Approvals and Other Third-Party Consents ...................................................... 40 Section 5.11 Books and Records. .................................................................................................................. 41 Section 5.12 Tax Matters. .............................................................................................................................. 41 Section 5.13 Closing Conditions. .................................................................................................................. 44 Section 5.14 Public Announcements. ............................................................................................................ 45 Section 5.15 Further Assurances. .................................................................................................................. 45 Section 5.16 Transfer Taxes. ......................................................................................................................... 45 ii

Section 5.17 Financing. ................................................................................................................................. 45 Section 5.18 Exclusivity. ............................................................................................................................... 48 Section 5.19 Winter Work. ............................................................................................................................ 48 Section 5.20 Insurance Funds. ....................................................................................................................... 49 Section 5.21 Supplement to Disclosure Schedules. ....................................................................................... 50 ARTICLE VI CONDITIONS TO CLOSING .................................................................. 50 Section 6.01 Conditions to Obligations of All Parties. .................................................................................. 50 Section 6.02 Conditions to Obligations of Buyer. ......................................................................................... 51 Section 6.03 Conditions to Obligations of Seller. .......................................................................................... 51 ARTICLE VII INDEMNIFICATION ............................................................................. 52 Section 7.01 Survival. .................................................................................................................................... 52 Section 7.02 Indemnification By Seller. ........................................................................................................ 52 Section 7.03 Indemnification By Buyer. ....................................................................................................... 52 Section 7.04 Certain Limitations. .................................................................................................................. 53 Section 7.05 Indemnification Procedures. ..................................................................................................... 54 Section 7.06 Administration of the Indemnity Escrow Account. .................................................................. 56 Section 7.07 Tax Treatment of Indemnification Payments. ........................................................................... 57 Section 7.08 Exclusive Remedies. ................................................................................................................. 57 ARTICLE VIII TERMINATION .................................................................................... 57 Section 8.01 Termination............................................................................................................................... 57 Section 8.02 Effect of Termination. ............................................................................................................... 58 ARTICLE IX MISCELLANEOUS.................................................................................. 59 Section 9.01 Expenses. .................................................................................................................................. 59 Section 9.02 Notices. ..................................................................................................................................... 59 Section 9.03 Interpretation............................................................................................................................. 60 Section 9.04 Headings. .................................................................................................................................. 61 Section 9.05 Severability. .............................................................................................................................. 61 Section 9.06 Entire Agreement. ..................................................................................................................... 61 Section 9.07 Successors and Assigns. ........................................................................................................... 61 Section 9.08 No Third-party Beneficiaries. ................................................................................................... 61 iii

Section 9.09 Amendment and Modification; Waiver. ................................................................................... 62 Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. ......................................... 62 Section 9.11 Specific Performance. ............................................................................................................... 63 Section 9.12 Counterparts. ............................................................................................................................. 63 Section 9.13 Non-recourse............................................................................................................................. 63 Section 9.14 Conflict Waiver; Attorney-Client Privilege. ............................................................................. 63 Section 9.15 Seller Release............................................................................................................................ 65 Section 9.16 Lender Matters. ......................................................................................................................... 65 Exhibits [omitted] Exhibit A – Closing Working Capital and Closing Net Capital Assets Calculations and Illustrations Exhibit B – Form of Escrow Agreement Exhibit C – Form of Transition Services Agreement iv

STOCK PURCHASE AGREEMENT This Stock Purchase Agreement (this “Agreement”), dated as of February 7, 2020, is entered into between GATX Corporation, a New York corporation (“Seller”), and Rand Logistics, Inc., a Delaware corporation (“Buyer”). RECITALS WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $0.50 per share (the “Shares”), of American Steamship Company, a New York corporation (the “Company”); and WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this Article I: “Action” means any claim, action, cause of action, audit, petition, mediation, suit, arbitration, litigation or other proceeding by or before any Governmental Authority. “Adjustment Escrow Account” has the meaning set forth in Section 2.03(b). “Adjustment Escrow Amount” means an amount equal to $2,000,000 to be deposited with the Escrow Agent and held in escrow pursuant to the Escrow Agreement. “Adjustment Time” means 11:59 PM (Eastern Time) on the day immediately prior to the Closing Date. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble. “American Integrity Reimbursement Amount” has the meaning set forth in Section 3.21(d). “Balance Sheet” has the meaning set forth in Section 3.06(a). “Balance Sheet Date” has the meaning set forth in Section 3.06(a). “Benefit Plan” has the meaning set forth in Section 3.18(a).

“Business” means the Company Group’s business of operating US-flagged vessels on the Great Lakes of North America to provide waterborne transportation of dry bulk commodities such as grain, gypsum, iron ore, coal, limestone aggregates and metallurgical limestone. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois or New York, New York are authorized or required by Law to be closed for business. “Buyer” has the meaning set forth in the preamble. “Buyer Benefit Plans” has the meaning set forth in Section 5.05(b). “Buyer Parties” means Buyer, its Affiliates (including, following the Closing, the members of the Company Group), and its and their respective officers, directors (or equivalent), employees, agents and other Representatives. “Claim Notice” has the meaning set forth in Section 7.06(a). “Closing” has the meaning set forth in Section 2.05. “Closing Date” has the meaning set forth in Section 2.05. “Closing Failure Notice” has the meaning set forth in Section 8.01(c)(iii). “Closing Statement” has the meaning set forth in Section 2.04(b). “Closing Net Capital Assets” means the assets determined as of the Adjustment Time in accordance with this Agreement and the accounts and methodology set forth in Section 2 of Exhibit A attached hereto. “Closing Working Capital” means (a) the Current Assets, less (b) the Current Liabilities, determined as of the Adjustment Time in accordance with this Agreement and the working capital accounts and methodology set forth in Section 1 of Exhibit A attached hereto. For the avoidance of doubt, Closing Working Capital shall not include any items or amounts included in Closing Net Capital Assets. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the recitals. “Company Continuing Employee” has the meaning set forth in Section 5.05(a). “Company Group” means, collectively, the Company and its Subsidiaries. “Company Intellectual Property” has the meaning set forth in Section 3.13(a). “Confidential Information” has the meaning set forth in Section 5.08. “Confidentiality Agreement” means collectively, the Confidentiality Agreement, dated as of August 27, 2019, between AIP, LLC and Seller, and the Clean Team Agreement, dated as of October 2, 2019, between AIP, LLC and Seller. 2

“Contest” has the meaning set forth in Section 5.12(e). “Contract” means any agreement, contract, deed, indenture, note, mortgage, bond, lease, sublease, license, sublicense or other legally enforceable arrangement that is binding under applicable Law, in each case of the foregoing, whether written or oral. “Current Assets” means the assets of the Company Group identified by the accounts on Exhibit A. “Current Liabilities” means the liabilities of the Company Group identified by the accounts on Exhibit A. “Debt Commitment Letter” has the meaning set forth in Section 4.05. “Debt Financing” has the meaning set forth in Section 4.05. “Deductible” has the meaning set forth in Section 7.04(a). “Direct Claim” has the meaning set forth in Section 7.05(c). “Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.04(b)(i). “Dollars or $” means the lawful currency of the United States. “Drop Dead Date” means August 31, 2020. “Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or encumbrance (excluding, in the case of a security, any restriction on transfer of such security arising solely under federal or state securities Laws or the Organizational Documents of the Person that issued such security). “Environmental Claim” means any Action or investigation by any Person alleging Liability of whatever kind or nature (including Liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any Environmental Law. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, human health (with respect to Hazardous Materials) or the environment (including soil, air, surface water, groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the 3

Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; and the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq., each as in effect as of the Closing Date. “Environmental Notice” means any written directive, written notice of violation or infraction, or written notice respecting any Environmental Claim. “Environmental Permit” means any Permit required under or issued, granted, given, authorized by or made by any Governmental Authority pursuant to Environmental Law. “Equity Interest” means, with respect to any Person, (a) any capital stock, partnership or membership interest, units of participation or other similar interest (however designated) in such Person and (b) any option, warrant, purchase right, conversion right, exchange right or other Contract which would entitle any other Person to acquire any such interest in such Person or otherwise entitle any other Person to share in the equity, profits, earnings, losses or gains of such Person (including any interest, the value of which is in any way based on, linked to or derived from any interest described in (a), including stock appreciation, phantom stock, profit participation or other similar rights). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means, with respect any Person, any other Person that, together with such first Person, would be treated as a single employer under Section 414(b), (c), (m), or (o) of the Code. “Escrow Agent” means the entity designated to serve as escrow agent under the Escrow Agreement. “Escrow Agreement” means the Escrow Agreement among Buyer, Seller and the Escrow Agent in the form attached hereto as Exhibit B. “Escrow Anniversary Date” has the meaning set forth in Section 7.01. “Estimated Purchase Price” has the meaning set forth in Section 2.04(a). “Estimated Transaction Expenses” has the meaning set forth in Section 2.04(a). “Excess Recovery” has the meaning set forth in Section 7.04(d). “Final Purchase Price” has the meaning set forth in Section 2.04(b)(i). “Financial Statements” has the meaning set forth in Section 3.06(a). “Financing Sources” means the Persons that have committed to provide or have otherwise entered into agreements in connection with the Debt Financing, including the Lenders referred to in this Agreement and any joinder agreements, indentures, credit agreements or other definitive agreements entered into pursuant to the Debt Commitment Letter or relating thereto, and any arrangers, administrative agents, or trustees which are part of the Debt Financing, together with the former, current and future Affiliates, officers, directors, employees, attorneys, partners (general or limited), controlling parties, 4 advisors, members, managers, accountants, consultants, agents, representatives and funding sources of each of the foregoing involved in the Debt Financing, and their respective successors and assigns. “Financing Sources Related Parties” has the meaning set forth in Section 8.02(c). “GAAP” means generally accepted accounting principles in the United States, as in effect from time to time. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, settlement, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means any material, substance, chemical, waste, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is defined, classified or otherwise considered to be hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws, including oil, petroleum or petroleum-derived products, radioactive materials or wastes, mercury, asbestos or asbestos-containing materials, lead or lead- containing materials and polychlorinated biphenyls. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Indebtedness” means, with respect to any member of the Company Group, all obligations of such Person (including the principal amount, accrued interest, prepayment or other premiums, penalties, make-whole payments or obligations or other costs, fees or expenses (if any) related thereto or that otherwise would be required to be paid by or on behalf of such Person in connection with the repayment, termination, redemption, satisfaction or discharge thereof or otherwise as a result of the consummation of the transactions contemplated by this Agreement), in respect of the following: (a) indebtedness for borrowed money and all obligations represented by bonds, notes, debentures or similar instruments; (b) letters of credit and bankers’ acceptances, in each case, to the extent drawn; (c) all performance bonds issued for the account of such Person; and (d) amounts owing in respect of the deferred purchase price of property or assets (including amounts held back or owed to satisfy potential purchase price adjustments in acquisition agreements), including amounts payable, or that could be payable, pursuant to any “earn-out” or other contingent payment arrangement, regardless of when due, calculated at the maximum amount payable under or pursuant to such obligation. “Indemnified Party” means the party making a claim for indemnification under Article VII. “Indemnifying Party” means the party against whom a claim for indemnification has been asserted under Article VII. “Indemnity Escrow Account” has the meaning set forth in Section 2.03(b). “Indemnity Escrow Amount” means an amount equal to $1,117,000 to be deposited with the Escrow Agent and held in escrow pursuant to the Escrow Agreement. “Independent Accountants” has the meaning set forth in Section 2.04(b)(i). 5

“Insurance Policies” has the meaning set forth in Section 3.14. “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trade names, trademarks and service marks, including unregistered marks and all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (b) copyrights, including all applications and registrations related to the foregoing; (c) trade secrets and confidential know-how; inventions, discoveries, methods and processes; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights, interests and protections. “Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual knowledge (assuming reasonable inquiry) of Eric Harkness, David Foster, Mark Pietrocarlo, Pierre Pelletreau, Karen Alongi or Kevin McMonagle. “Law” means any statute, law, ordinance, act, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Leased Real Property” has the meaning set forth in Section 3.12(b). “Leases” has the meaning set forth in Section 3.12(b). “Lenders” has the meaning set forth in Section 4.05. “Liability” means, with respect to any Person, any liability, debt, deficiency, penalty, assessment, damage, fine, claim or other loss or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on financial statements of such Person. “Look-Back Date” means January 1, 2017; provided, however, that for purposes of the representations and warranties set forth in Section 3.15, Section 3.16 and Section 3.17, the “Look-Back Date”, solely to the extent related to the operation of the Vessels (as opposed to the operation of the Company Group and the Business more generally), means January 1, 2019. “Losses” means all losses, fees, amounts paid in settlement, awards, judgements, Taxes, damages, Liabilities, costs or expenses, including reasonable attorneys’ and advisors’ fees. “M&A Transaction” has the meaning set forth in Section 5.18. “Maritime Guidelines” has the meaning set forth in Section 3.21(b)(iii). “Marketing Period” means the first period of 15 consecutive Business Days after the date hereof and ended prior to the termination date hereof, throughout which (a) the conditions set forth in Section 6.01 and Section 6.02 (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) have been and remain satisfied or waived, (b) Buyer has the Required Information and (c) no event shall have occurred nor shall any condition exist that would cause any of the conditions set forth in Section 6.01 or Section 6.02 to fail to be satisfied assuming that the Closing were to occur at any time during such 15 consecutive Business Day period; provided, that (i) the Marketing Period will end on any earlier date on which the Debt Financing is consummated, (ii) the Marketing Period shall not conclude earlier than the date that is 60 calendar days 6 after the date of this Agreement, and (iii) the Marketing Period shall not be deemed to have commenced if, prior to the completion of such 15 consecutive Business Day period, Seller or the Company shall have publicly announced any intention to, or determined that it must, restate any financial information or financial statements included in the Required Information or any such restatement is under consideration by Seller, in which case the Marketing Period may not commence unless and until such restatement has been completed or the Company has determined and announced that no such restatement is required in accordance with GAAP; provided, further, that July 3, 2020 shall not be a Business Day for purposes of the Marketing Period. If Seller reasonably believes in good faith that it has provided all of the Required Information, it may deliver to Buyer a written notice to that effect (stating that it believes it completed such delivery), in which case Seller shall be deemed to have satisfied its requirements on the date specified in such notice and the “Marketing Period” shall be deemed to have commenced on the date specified in such notice unless Buyer reasonably believes in good faith that Seller has not completed the delivery of the Required Information, and within three Business Days after the delivery of such notice by Seller, Buyer delivers a written notice to Seller to that effect (stating with specificity which Required Information Seller has not yet delivered to satisfy its obligations). “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, individually or in the aggregate, materially adverse to (a) the Business, results of operations, condition (financial or otherwise), Liabilities, properties or assets of the Company Group, taken as a whole, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that with respect to the foregoing clause (a) “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change directly or indirectly arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries, markets or geographical areas in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities, cyberattacks, sabotage, military action or terrorism, or the escalation or worsening thereof; (v) any action required or specifically permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with any member of the Company Group to the extent resulting from such announcement (provided, that this clause (vii) shall not exclude any impact resulting from a breach of or inaccuracy in any representation or warranty contained in Section 3.05), (viii) any natural or man-made disaster or act of God or (ix) any failure by the Company Group (or any member thereof) to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) or in clause (viii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company Group compared to other participants engaged in the business of operating vessels on the Great Lakes of North America to provide waterborne transportation of dry bulk commodities such as grain, gypsum, iron ore, coal, limestone aggregates and metallurgical limestone (which such disproportionate effect will not include any effect on the Company Group resulting merely as a result of the size of the Business as compared to the size of the business of the other participants). “Material Contracts” has the meaning set forth in Section 3.09(a). “Material Customer” has the meaning set forth in Section 3.10(a). 7

“Material Supplier” has the meaning set forth in Section 3.10(b). “Multiemployer Plan” means a “multi-employer plan” as defined in Section 3(37) of ERISA. “Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency) of such Person. “Organizational Documents” means, with respect to any Person, the certificate of incorporation or formation or organization, articles of incorporation or organization, bylaws, partnership agreement, limited partnership agreement, limited liability company agreement, stockholders’ agreement, other operating agreement or other similar governing documents of such Person. “Owned Real Property” has the meaning set forth in Section 3.12(b). “Payoff Indebtedness” means each item of Indebtedness of the types referred to in clauses (a) and (b) of the definition of Indebtedness. “Payoff Letters” has the meaning set forth in Section 2.03(e)(v). “Preliminary Closing Statement” has the meaning set forth in Section 2.04(a). “Permits” means all permits, licenses, franchises, approvals, authorizations, certifications, registrations, qualifications, rights, privileges and consents issued or granted by Governmental Authorities. “Permitted Encumbrances” means: (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures for which adequate reserves have been established in accordance with GAAP; (b) mechanics, carriers’, workmen’s, repairmen’s, supplier’s, vendor’s, warehousemen’s or other like liens arising or incurred in the Ordinary Course of Business, which are not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) easements, covenants, conditions, restrictions, rights of way, zoning ordinances and other similar encumbrances affecting Real Property that do not materially interfere with the present use of the Real Property subject thereto or violate the terms of any Lease applicable thereto; and (d) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, which are not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. With respect to a Vessel, the term “Permitted Encumbrances” shall also include: (i) liens arising in the Ordinary Course of Business relating to the operation, maintenance and repair of the Vessel; (ii) liens for general average, salvage and contract salvage; (iii) liens in favor of a charterer of the Vessel arising by operation of law in the Ordinary Course of Business; (iv) liens that are covered by insurance providing coverage in amounts that are appropriate relative to the nature and scope of the applicable lien; (v) liens for damages arising from maritime torts arising in the Ordinary Course of Business; and (vi) liens arising in the Ordinary Course of Business for wages of the Vessel’s crew and stevedores, which are not yet due and payable or which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other legal entity. 8

“Pre-Closing Taxes” means Taxes of the Company Group attributable to Pre-Closing Tax Periods (as determined in accordance with Section 5.12(f) in the case of a Straddle Period). “Pre-Closing Tax Period” means any taxable period or portion thereof ending on or before the Closing Date and, with respect to any Straddle Period, the portion of such taxable period ending on and including the Closing Date. “Privileged Communications” has the meaning set forth in Section 9.14(b). “Purchase Price” has the meaning set forth in Section 2.02. “Qualified Benefit Plan” has the meaning set forth in Section 3.18(b). “R&W Policy” has the meaning set forth in Section 5.03. “Real Property” means the real property currently owned or leased by any member of the Company Group, together with all buildings, structures and facilities located thereon. “Release” means any release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment (including air, surface water, groundwater, land surface or subsurface strata). “Representative” means, with respect to any Person, any and all directors, officers, partners, trustees, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Required Information” means (a) all financial information with respect to the Company and its Subsidiaries (and not, for the avoidance of doubt, with respect to the Buyer or its Affiliates) listed in paragraph 4 of Exhibit D to the Debt Commitment Letter and (b) other customary information with respect to the Company Group (taking into account that the Company Group is an existing business of the Seller) reasonably and timely requested by Buyer in order to complete a customary confidential information memorandum to be used in connection with the syndication of the Debt Financing; provided, that in no event shall the Required Information be deemed to include (x) financial statements (or pro forma financial statements) with respect to any Person other than the Company Group, (y) audit reports with respect to the carve-out financial statements of the Company Group or (z) accountants’ comfort letters. “Resolution Period” has the meaning set forth in Section 2.04(b)(i). “Restricted Business” means the commercial operation of bulk transportation vessels on the Great Lakes of North America. “Restricted Period” has the meaning set forth in Section 5.09(a). “Review Period” has the meaning set forth in Section 2.04(b)(i). “Schedule Supplement” has the meaning set forth in Section 5.21. “Securities Act” means the Securities Act of 1933, as amended. “Seller” has the meaning set forth in the preamble. 9

“Seller Fundamental Representations” means the representations and warranties set forth in Section 3.01 (Organization and Authority of Seller), the first two sentences of Section 3.02 (Organization, Authority and Qualification of Company), Section 3.03 (Capitalization), Section 3.04 (Subsidiaries), Section 3.05(a) (Conflicts with Organizational Documents), and Section 3.22 (Brokers). “Seller Group” has the meaning set forth in Section 9.14(a)(i). “Seller Group Law Firm” has the meaning set forth in Section 9.14(a)(i). “Seller Parties” means Seller, its Affiliates (excluding, following the Closing, the members of the Company Group), and its and their respective officers, directors (or equivalent), employees, agents and other Representatives. “Shares” has the meaning set forth in the recitals. “Statement of Objections” has the meaning set forth in Section 2.04(b)(i). “St. Clair Reimbursement Amount” has the meaning set forth in Section 3.21(c). “Straddle Period” has the meaning set forth in Section 5.12(f). “Subsidiaries” of a Person means any other Person with respect to which, (a) at least 50% of the outstanding voting Equity Interests are owned, directly or indirectly, by such first Person or (b) such first Person is the managing entity or general partner. “Target Net Capital Assets” equals $259,956,640. “Target Working Capital” equals $16,901,235. “Taxes” means all federal, state, local, foreign and other income, capital gains, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, escheat, abandoned or unclaimed property, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, alternative, value-added or other taxes, fees, assessments or charges of any kind whatsoever, in each case together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties. “Tax Return” means any return, declaration, report, election, claim for refund, information return or statement or other document required or permitted to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Temporary Liberty Employee” means the temporary seasonal unlicensed seamen employed by Liberty Steamship Company, a Delaware corporation. “Termination Fee” has the meaning set forth in Section 8.02(b). “Termination Payments” has the meaning set forth in Section 8.02(b). “Third-Party Claim” has the meaning set forth in Section 7.05(a). “Transaction Documents” means this Agreement, the Escrow Agreement and the Transition Services Agreement. 10

“Transaction Expenses” means, to the extent incurred but unpaid as of immediately prior to the Closing (whether accruing before, on or after the Closing), all (a) change-in-control payments, transaction bonuses, retention payments, success fees or similar payments payable to any Person by any member of the Company Group as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement and the employer portion of any payroll Taxes associated with the foregoing, and (b) legal, accounting, financial advisory and other third-party advisory or consulting fees and other expenses incurred or otherwise payable by the members of the Company Group (or any subset thereof) on behalf of themselves, Seller and/or its Affiliates in connection with the transactions contemplated by this Agreement or any similar transactions considered as alternatives thereto by Seller and/or its Affiliates with respect to the Company Group. Notwithstanding the foregoing, in no event shall “Transaction Expenses” include (i) any fees or expenses incurred by members of the Company Group at the direction of Buyer or after the Closing, or (ii) any severance or other payment due to any employee of the Company Group as a result of the termination of such employee’s employment following the Closing (including without limitation any severance due under any applicable retention incentive agreement). “Transition Services Agreement” means the Transition Services Agreement by and between Seller and Buyer in the form attached hereto as Exhibit C. “Union” means any union, works council, or other employee representative body. “U.S. Citizen” means a citizen of the United States within the meaning of the U.S. Maritime Laws, eligible and qualified to own and operate U.S.-flag vessels in the U.S. Coastwise Trade. “U.S. Coastwise Trade” means the carriage or transport of merchandise and/or other materials and/or passengers in the coastwise trade of the United States of America within the meaning of 46 U.S.C. Chapter 551. “U.S. Maritime Laws” means, collectively, the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapters 121 and 551, together with the rules and regulations promulgated thereunder by the U.S. Coast Guard and the U.S. Maritime Administration and their practices enforcing, administering and interpreting such laws, statutes, rules and regulations, in each case relating to the ownership and operation of U.S.-flag vessels in the U.S. Coastwise Trade. “Vessels” has the meaning set forth in Section 3.21(a). “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. “Winter Work Budget and Work Plan” has the meaning set forth in Section 3.09(p). ARTICLE II PURCHASE AND SALE Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02. Section 2.02 Purchase Price. The aggregate purchase price for the Shares shall be (i) $260,000,000, plus (ii) the amount, if any, by which the Closing Working Capital exceeds the Target 11

Working Capital, minus (iii) the amount, if any, by which the Target Working Capital exceeds the Closing Working Capital, plus (iv) the amount, if any, by which the Closing Net Capital Assets exceeds the Target Net Capital Assets, minus (v) the amount, if any, by which the Target Net Capital Assets exceeds the Closing Net Capital Assets, minus (vi) the aggregate amount of Transaction Expenses as of immediately prior to the Closing, minus (vii) the aggregate amount of Indebtedness outstanding as of immediately prior to the Closing (as so adjusted, the “Purchase Price”). Section 2.03 Transactions to be Effected at the Closing. Subject to the terms and conditions set forth herein: (a) At the Closing, Buyer shall deliver or cause to be delivered to Seller: (i) an amount equal to (A) the Estimated Purchase Price, less (B) the sum of the Adjustment Escrow Amount and the Indemnity Escrow Amount, by wire transfer of immediately available funds to an account of Seller designated in writing by Seller to Buyer; (ii) the Escrow Agreement, duly executed by Buyer; (iii) the Transition Services Agreement, duly executed by Buyer; (iv) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied; and (v) a certificate, dated as of the Closing Date, of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby. (b) At the Closing, Buyer shall deliver or cause to be delivered to the Escrow Agent an amount in cash equal to the sum of (i) the Adjustment Escrow Amount by wire transfer of immediately available funds to an account designated by the Escrow Agent (the “Adjustment Escrow Account”), and (ii) the Indemnity Escrow Amount by wire transfer of immediately available funds to an account designated by the Escrow Agent (the “Indemnity Escrow Account”). The Adjustment Escrow Amount and the Indemnity Escrow Amount shall be held and distributed in accordance with the terms of the Escrow Agreement. (c) At the Closing, Buyer shall deliver or cause to be delivered to the Persons entitled thereto, an aggregate amount in cash equal to the Estimated Transaction Expenses, in each case, on behalf of and in accordance with instructions to be delivered to Buyer by Seller; provided, however, that (i) any Estimated Transaction Expenses paid pursuant to this Section 2.03(c) to any member of the Company Group and ultimately payable to an employee of any member of the Company Group shall thereafter be paid by such member of the Company Group to the applicable Person (net of withholding) through such member of the Company Group’s payroll system, and (ii) any Taxes withheld from any payment under clause (i) shall be held and remitted to the applicable Governmental Authority in a proper and timely manner. 12

(d) At the Closing, Buyer shall deliver or cause to be delivered to the lender(s) thereof in accordance with the applicable Payoff Letter for each such item of Payoff Indebtedness and the wire instructions contained therein, all amounts necessary to fully discharge all Payoff Indebtedness. (e) At the Closing, Seller shall deliver or cause to be delivered to Buyer: (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank; (ii) the Escrow Agreement, duly executed by Seller and the Escrow Agent; (iii) the Transition Services Agreement, duly executed by Seller; (iv) a certificate, dated as of the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied; (v) payoff letters, in form and substance reasonably acceptable to Buyer, with respect to each item of Payoff Indebtedness, duly executed by the lenders of such Payoff Indebtedness (the “Payoff Letters”); (vi) a completed IRS Form W-9 duly executed by Seller; and (vii) a certificate, dated as of the Closing Date, of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby. Section 2.04 Purchase Price Adjustment. (a) At least three Business Days before the Closing, Seller shall prepare and deliver to Buyer a statement certified by a duly authorized officer of Seller (the “Preliminary Closing Statement”) setting forth its good faith (i) estimates, together with reasonably detailed supporting documentation, of (w) the Closing Net Capital Assets as of the Adjustment Time, (x) the Closing Working Capital as of the Adjustment Time, (y) the aggregate amount of Indebtedness outstanding as of immediately prior to the Closing, and (z) the aggregate amount of Transaction Expenses (the “Estimated Transaction Expenses”), and (ii) calculation of the Purchase Price under Section 2.02 based on such estimates (the “Estimated Purchase Price”). Such statement and the estimates and calculations contained therein shall be prepared in accordance with the books and records of the Company Group, this Agreement and the accounts and methodology set forth on Exhibit A attached hereto. Prior to the Closing, Seller shall review any comments proposed by Buyer and its Representatives with respect to the Preliminary Closing Statement and consider in good faith any appropriate changes thereto. (b) Within 90 days after the Closing Date, Buyer shall prepare and deliver, or cause to be prepared and delivered, to Seller a statement certified by a duly authorized officer of Buyer (the “Closing Statement”) setting forth its good faith (i) determination, together with reasonably detailed supporting documentation, of the actual amounts of (w) the Closing Net Capital Assets as of the Adjustment Time, (x) the Closing Working Capital as of the Adjustment Time, (y) the aggregate amount of Indebtedness outstanding as of immediately prior to the Closing, and (z) the aggregate amount of Transaction Expenses, and (ii) calculation of the Purchase Price under Section 2.02 based on such actual amounts. 13

The Closing Statement and the determinations and calculations contained therein shall be prepared in accordance with the books and records of the Company Group, this Agreement and the accounts and methodology set forth on Exhibit A attached hereto. (i) After receipt of the Closing Statement, Seller shall have 45 days (the “Review Period”) to review the Closing Statement. During the Review Period, Buyer shall cause the Company to provide Seller and Seller’s Representatives with reasonable access, upon reasonable advance notice, to the books and records of the Company Group, the personnel of, and (subject to execution of customary access letters) work papers prepared by, Buyer and/or Buyer’s Representatives to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Buyer’s possession or control) relating to the Closing Statement as Seller may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections; provided, that such access shall not interfere with the normal business operations of Buyer or the Company Group. On or prior to the last day of the Review Period, Seller may object to any component of the Closing Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed line item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, then the Closing Statement and Buyer’s calculations of the amounts set forth in the Closing Statement shall be deemed to have been accepted by Seller and shall be final and binding. If Seller delivers the Statement of Objections before the expiration of the Review Period, (x) any line item or amount set forth in the Closing Statement and not objected to with reasonable specificity in such Statement of Objections shall be deemed to have been accepted by Seller and shall be final and binding upon delivery thereof and (y) Buyer and Seller shall negotiate in good faith to attempt to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Closing Statement, with such changes as may have been previously agreed in writing by Buyer and Seller, shall be final and binding. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any line items or amounts, in each case, taking into account any updates by Buyer and Seller to their respective calculations of such line items or amounts following the resolution process described in the foregoing sentence of this Section 2.04(b), remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to BDO USA LLP or, if BDO USA LLP is unable to serve, Buyer and Seller shall appoint by mutual agreement an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Buyer’s accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any corresponding adjustments to the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific Disputed Amounts under dispute by the parties and, in resolving any such Disputed Amounts, the Independent Accountants shall adopt a position in respect of such Disputed Amounts by determining which of the positions of Buyer or Seller submitted to the Independent Accountants is, in the aggregate, more accurate pursuant to the terms of this Section 2.04 and, based on such determination, adopt either the aggregate amount claimed by Buyer or the aggregate amount claimed by Seller with respect to such Disputed Amounts in the Closing Statement and the Statement of Objections, respectively. All fees and expenses of the Independent Accountants will be borne solely by the party whose position was not adopted by the Independent Accountants. The Independent Accountants shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Statement shall be conclusive and binding upon the parties hereto. The Purchase Price, as finally determined pursuant to this Section 2.04(b), shall be referred to herein as the “Final Purchase Price”. 14

(c) If the Final Purchase Price exceeds the Estimated Purchase Price, then Buyer shall, within five Business Days following the final determination of the Final Purchase Price, pay or cause to be paid to Seller an amount equal to such excess by wire transfer of immediately available funds to such account as is directed by Seller. If the Estimated Purchase Price exceeds the Final Purchase Price, then Buyer and Seller shall deliver joint written instructions to the Escrow Agent, within five Business Days following the final determination of the Final Purchase Price, instructing the Escrow Agent to pay to Buyer, from the funds available in the Adjustment Escrow Account, an amount equal to such excess; provided, that, if the amount of funds available in the Adjustment Escrow Account is less than the amount by which the Estimated Purchase Price exceeds the Final Purchase Price, then, in addition to delivering such joint written instructions, Seller shall, within five Business Days following the final determination of the Final Purchase Price, pay to Buyer an amount equal to such shortfall by wire transfer of immediately available funds to such account as is directed by Buyer. (d) Within five Business Days following the final determination of the Final Purchase Price, Buyer and Seller shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver any portion of the Adjustment Escrow Amount not distributed (or required to be distributed) to Buyer pursuant to Section 2.04(c) (if any) to Seller. (e) Any payments made pursuant to this Section 2.04 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.05 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) will take place remotely via the electronic exchange of executed counterpart documents and other deliverables and the electronic transfer of funds on the date that is no later than two Business Days after the last of the conditions to Closing set forth in Article VI have been satisfied or waived in writing by the party benefitting therefrom (other than such conditions which, by their nature or terms, are to be satisfied by the delivery of documents or the taking of actions at the Closing), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing; provided, that in no event shall the Closing occur prior to the third Business Day immediately following the final day of the Marketing Period (subject, in each case, to the satisfaction or written waiver by the party benefitting therefrom, as applicable, of all of the conditions set forth in Article VI as of the date determined pursuant to this proviso) without the prior written consent of Buyer (the day on which the Closing takes place being the “Closing Date”). Section 2.06 Withholding. Buyer, each member of the Company Group and any other applicable withholding agent will be entitled to deduct and withhold any amount from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold under any provision of Law. To the extent that any such amounts are so deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Except in the case of withholding on compensatory payments, Buyer shall provide notice to Seller at least ten Business Days prior to such proposed deduction or withholding, and Buyer shall reasonably cooperate with Seller to establish any applicable exemption from such deduction or withholding. All compensatory amounts subject to payroll reporting and withholding payable pursuant to or as contemplated by this Agreement shall be payable to the applicable Person through the Company’s payroll (or the payroll of any other member of the Company Group, as applicable) in accordance with applicable payroll procedures. 15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedules, Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and as of the Closing Date. Section 3.01 Organization and Authority of Seller. Seller is a U.S. Citizen and a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 3.02 Organization, Authority and Qualification of the Company; Citizenship. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Company is a U.S. Citizen. Seller has made available to Buyer correct and complete copies of the Organizational Documents of each member of the Company Group, together with all amendments, modifications and supplements thereto. Section 3.03 Capitalization. (a) The authorized capital stock of the Company consists of 200,000 shares of common stock, par value $0.50 per share, of which 200,000 shares are issued and outstanding and constitute the Shares. There are no issued or outstanding Equity Interests of the Company other than the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances, other than Encumbrances that will be released or otherwise terminated in full at or prior to the Closing. (b) There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the 16

Company or obligating Seller or the Company to issue, transfer, sell or otherwise dispose of any shares of capital stock of, or any other Equity Interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other Contracts or understandings in effect with respect to the voting or transfer of any of the Shares. Section 3.04 Subsidiaries. Section 3.04 of the Disclosure Schedules sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization and the outstanding capital stock or other Equity Interests of such Subsidiary and the holder or holders thereof. Each such Subsidiary listed on Section 3.04 of the Disclosure Schedules is an entity validly existing and in good standing under the Laws of the State of its incorporation or organization and has all necessary corporate or similar power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock or other Equity Interests of each Subsidiary of the Company have been duly authorized, are validly issued, fully paid and non-assessable, and are owned directly or indirectly by the Company free and clear of all Encumbrances, other than Encumbrances that will be released or otherwise terminated in full at or prior to the Closing. There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Interests of any Subsidiary of the Company or obligating any Subsidiary of the Company to issue, transfer, sell or otherwise dispose of any Equity Interests of, or any other interest in, such Subsidiary. Except for the Subsidiaries of the Company listed on Section 3.04 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries owns, holds the right to or is otherwise obligated to acquire any shares of stock or any other Equity Interest in any other Person. Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of, or constitute a default under, in each case, with or without notice or lapse of time or both, any provision of the Organizational Documents of Seller or any member of the Company Group; (b) result in a violation or breach of, or constitute a default under, in each case, with or without notice or lapse of time or both, any Law or Governmental Order applicable to Seller or any member of the Company Group; or (c) except as set forth in Section 3.05 of the Disclosure Schedules, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under, result in the acceleration of, result in the payment of any additional amount, result in the loss of a benefit or rights under, or result in the creation of any Encumbrance upon any properties or assets of any member of the Company Group or the Business, in each case, with or without notice or lapse of time or both, pursuant to any Material Contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration, payment, loss of benefit or right, Encumbrance or failure to give notice would not reasonably be expected to be material to the Company Group and the Business, taken as a whole. No material consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or any member of the Company Group in connection with the execution and delivery of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for such filings under the HSR Act and as set forth in Section 3.05 of the Disclosure Schedules. Section 3.06 Financial Statements. 17

(a) Correct and complete copies of the Company’s unaudited consolidated financial statements consisting of the balance sheet of the Company as at December 31 in each of the years 2019, 2018 and 2017 and the related statements of income and cash flows for the years then ended (the “Financial Statements”) are included as attachments to Section 3.06(a) of the Disclosure Schedules. The Financial Statements have been derived from the consolidating financial statements from which the audited annual financial statements of Seller were prepared. The Financial Statements have been prepared from the books and records of the Company Group and in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, subject to normal and recurring adjustments and the absence of notes, which, in each case, would not be material either individually or in the aggregate. The Financial Statements fairly present in all material respects the financial condition of the Company Group as of the respective dates they were prepared for the respective periods indicated therein and the results of the operations of the Company Group for the periods indicated therein. The consolidated balance sheet of the Company as of December 31, 2019 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.” (b) Except as set forth in Section 3.06(b) of the Disclosure Schedules, no member of the Company Group has any Liabilities in respect of Indebtedness or capitalized lease obligations, or any guaranty of Indebtedness or other Liability of any other Person. Section 3.06(b) of the Disclosure Schedules correctly lists the debtor, the Contract governing the Indebtedness, the principal amount of Indebtedness as of the date hereof and the creditor for each item of Indebtedness set forth thereon. (c) All accounts and notes receivable reflected on the balance sheet included in the Financial Statements and all accounts and notes receivable arising subsequent to the date of the Financial Statements and on or prior to the Closing Date, (i) have arisen or will arise in the Ordinary Course of Business, (ii) represent or will represent legal, valid, binding and enforceable obligations owed to the Business, and (iii) subject only to reserves for bad debts recorded consistent with past practice as set forth in the Financial Statements, have been, or will be, accurately reflected on the Company Group’s accounting records. No material accounts payable of any member of the Company Group have been outstanding for more than three months, except for amounts payable that are being contested in good faith. Section 3.07 Undisclosed Liabilities. No member of the Company Group has any material Liability, obligation or commitment of a type required to be reflected on a balance sheet prepared in accordance with GAAP, except Liabilities (i) which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; (ii) which have been incurred in the Ordinary Course of Business since the Balance Sheet Date (none of which results from, arises out of, or relates to any breach or violation, or default under, any Contract, Permit or Law); or (iii) contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby. Section 3.08 Absence of Certain Changes, Events and Conditions. Except as set forth on Section 3.08 of the Disclosure Schedules, since the Balance Sheet Date, there has been no event, occurrence, fact, condition or change that has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect. Except as expressly contemplated by the Agreement or as set forth on Section 3.08 of the Disclosure Schedules, from the Balance Sheet Date until the date of this Agreement, each member of the Company Group has operated in the Ordinary Course of Business in all material respects and there has not been, with respect to such member of the Company Group, any: (a) amendment or modification of any of its Organizational Documents; (b) split, combination or reclassification of any of its shares of capital stock or other Equity Interests; 18

(c) issuance, sale, subjection to an Encumbrance or other disposition of any of its capital stock or other Equity Interests, or grant of any options, warrants, calls or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock or other Equity Interests; (d) declaration or payment of any dividends or distributions on or in respect of any of its Equity Interests or redemption, purchase or acquisition of its Equity Interests; (e) change in any method of accounting or accounting practice of such member of the Company Group, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements; (f) (i) incurrence, assumption or guarantee of any indebtedness for borrowed money in an aggregate amount exceeding $250,000; (ii) forgiveness, repayment or prepayment of any Indebtedness, except in the Ordinary Course of Business; or (iii) waiver of any rights of material value; (g) (i) sale, transfer, lease, sublease or other disposition of any of the assets shown or reflected on the balance sheet of the Company included in the Financial Statements, except in the Ordinary Course of Business and except for any assets having an aggregate value of less than $250,000 or (ii) acquisition of any material assets other than in the Ordinary Course of Business; (h) (i) increase in the compensation payable or paid to any director (or equivalent) or officer of a member of the Company Group, or (ii) increase in the compensation payable or paid to any non- officer employee or independent contractor of a member of the Company Group, in each case, other than as provided for in any written agreement in effect on the date hereof or in the Ordinary Course of Business with respect to any such Person with annual base compensation not in excess of $150,000 after giving effect to such increase; (i) hiring or termination of any employee, director (or equivalent), officer, member, or independent contractor of a member of the Company Group with annual base compensation in excess of $150,000; (j) adoption, amendment, modification, or termination of any Benefit Plan, other than any modifications to the benefit options offered under a Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code that (i) are made in the Ordinary Course of Business in connection with annual benefits enrollment generally applicable to all employees participating in such Benefit Plan of the applicable member of the Company Group, and (ii) do not, in the aggregate, substantially increase the cost attributable to the Company Group with respect to the benefits offered under all health plans in the aggregate; (k) negotiation, entry into, amendment to, or extension of any collective bargaining agreement or other Contract with a Union; (l) acquisition or divestiture by merger or consolidation with, or by purchase or sale of a substantial portion of the assets or Equity Interests of, or by any other manner, any business or any Person or any division thereof for aggregate consideration in excess of $250,000; (m) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; 19

(n) entrance into any Contract that would be a Material Contract, or the amendment, modification, termination or waiver of the performance of any material term of any Material Contract, in each case other than in the Ordinary Course of Business; (o) approval of any capital expenditure or commitment to make any capital expenditures in excess of $500,000, individually or in the aggregate; (p) failure to make, or cause to be made, capital expenditures or to conduct, or cause to be conducted, “winter work maintenance”, in each case, in a timely manner, in the Ordinary Course of Business and substantially in accordance with the work plan and budget set forth on Section 3.08(p) of the Disclosure Schedules (the “Winter Work Budget and Work Plan”); (q) commencement of any Action or making of any material threat or notice of intent to commence an Action; (r) settlement, waiver, compromise or release of any pending or threatened Action (i) involving payments in excess of $500,000, (ii) in which any member of the Company Group admits any Liability, any violation of Law or other wrongdoing or in which equitable relief is imposed, or (iii) as a result of which the Business is materially impacted or restricted; (s) a material delay or postponement of the payment of any accounts payable or other Liability, a material acceleration of the collection of any accounts receivable or other material change or modification of any cash management practice or policy; (t) material modification of any customer pricing, or offer of material discounts, rebates or promotions (i) with respect to any Material Customer and (ii) other than in the Ordinary Course of Business, with respect to any other customer; or (u) any agreement to do any of the foregoing. Section 3.09 Material Contracts. (a) Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts that are currently in effect to which a member of the Company Group is a party or by which the Business is otherwise bound (together with all Leases listed in Section 3.12(b) of the Disclosure Schedules and all Contracts listed on Section 3.13(c) of the Disclosure Schedules (excluding the Seller License Agreements as defined in the Disclosure Schedules), collectively, the “Material Contracts”): (i) each Contract (A) involving aggregate consideration in excess of $250,000 or (B) requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled by the applicable member of the Company Group without penalty on no more than 60 days’ notice; (ii) all Contracts with any Material Customer or Material Supplier; (iii) all Contracts with any Governmental Authority other than Permits; (iv) all Contracts (A) containing a covenant not to compete, solicit or hire or any other restrictive covenant that limits or purports to limit the ability of a member of the Company Group to operate in any line of business in any geographic area, or (B) that grant any customer a right to “most favored nation” or other similar preferred pricing term; 20

(v) all Contracts that relate to the sale of any member of the Company Group’s assets, other than in the Ordinary Course of Business, for consideration in excess of $250,000; (vi) all Contracts that relate to the acquisition of any business, Equity Interests of any other Person or material assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), in each case involving amounts in excess of $250,000 since the Look-Back Date or that provide for an “earn out,” contingent purchase price, or similar contingent payment obligation that remain outstanding; (vii) except for agreements relating to trade receivables and intercompany indebtedness solely among the members of the Company Group, all Contracts relating to Indebtedness for borrowed money, or imposing any Encumbrance on any of the material assets of the Business or guaranteeing, or providing security for, Indebtedness or other material Liabilities; (viii) all Contracts between or among a member of the Company Group, on the one hand, and Seller or any Affiliate of Seller (other than a member of the Company Group), on the other hand; (ix) all agreements for the employment or engagement of any employee, director (or equivalent), officer, member, or independent contractor of a member of the Company Group with annual base compensation in excess of $150,000, other than agreements that may be terminated without Liability to any member of the Company Group; (x) all collective bargaining agreements or other Contracts with any labor organization, Union or association; (xi) all Contracts pursuant to which any member of the Company Group has agreed to loan any Person any amount or otherwise make any investment to any other Person, other than employee loans or advances in the Ordinary Course of Business and intercompany loans between or among members of the Company Group; (xii) all Contracts requiring future capital expenditure obligations of the Company Group in excess of $500,000; (xiii) all Contracts establishing a joint venture, partnership or other similar agreement involving co-investment or the sharing of profits or losses; (xiv) all Contracts under which a primary purpose is to indemnify any other Person (including any previous officer or director (or equivalent) of Seller, an Affiliate of Seller or any member of the Company Group), with such obligation continuing after the date hereof, excluding customary indemnification provisions in commercial Contracts; and (xv) all Contracts pursuant to which Seller or any member of the Company Group has agreed to settle or compromise any pending or threatened Action and under which a member of the Company Group has continuing obligations related to any aspect of the Business. (b) No member of the Company Group is in material violation or breach of, or material default under, in each case, with or without notice or lapse of time or both, any Material Contract. Each Material Contract (i) is in full force and effect and valid and binding upon the applicable member of the Company Group party thereto and, to Seller’s Knowledge, each other party thereto and (ii) will continue to be in full force and effect immediately following the consummation of the transactions contemplated 21 by this Agreement (assuming all consents disclosed on Section 3.05 of the Disclosure Schedules have been or will be obtained). Since the Look-Back Date and except as set forth on Section 3.09(b) of the Disclosure Schedules, Seller and its Affiliates (including the members of the Company Group) have not received any written or, to the Knowledge of Seller, oral notice of any intention to terminate any Material Contract from any party thereto, and to the Knowledge of Seller, no such action has been threatened. Seller has made available to Buyer correct and complete copies of each Material Contract, together with all amendments and modifications thereto. Section 3.10 Material Customers and Suppliers. (a) Section 3.10(a) of the Disclosure Schedules lists the top ten customers (by revenue) of the Business for the years ended December 31, 2018 and December 31, 2019 (each such customer, a “Material Customer”). Except as set forth on Section 3.10(a) of the Disclosure Schedules, no Material Customer has ceased, or, to Seller’s Knowledge, intends to cease, to use, or change in any material respect the terms or conditions under which it uses, the services of the Business, or, since January 1, 2019, has substantially reduced, or, to Seller’s Knowledge, intends to substantially reduce, the use or purchase of such services. (b) Section 3.10(b) of the Disclosure Schedules lists the top ten vendors and suppliers (by cost) of the Business for the years ended December 31, 2018 and December 31, 2019 (each such supplier, a “Material Supplier”). Except as set forth on Section 3.10(b) of the Disclosure Schedules, no such Material Supplier has ceased, or, to Seller’s Knowledge, intends to cease, to provide, or change in any material respect the terms or conditions under which it provides, services or products to the Business, or, since January 1, 2019, has substantially reduced, or, to Seller’s Knowledge, intends to substantially reduce, the provision of such services or products. Section 3.11 Sufficiency of Assets. Except as set forth in Section 3.11 of the Disclosure Schedules, the personal properties and assets that are owned by the members of the Company Group, together with the Leased Real Property, Owned Real Property, Contracts to which a member of the Company Group is a party and Company Intellectual Property, when taken together with the services to be provided under the Transition Services Agreement, (x) are sufficient in all material respects to carry on the Business immediately following the Closing in substantially the same manner as it is currently being conducted and (y) constitute all of the personal property and assets primarily used or primarily held for use in the conduct of the Business as it is currently being conducted. Section 3.12 Title to Assets; Real Property. (a) Each member of the Company Group has sole and exclusive, good and marketable title to, or in the case of property held under a lease or other Contract, a valid and enforceable leasehold interest in, or adequate rights to use, all of its properties, rights and assets, whether real or personal and whether tangible or intangible (in each case subject to Permitted Encumbrances), including all assets reflected in the balance sheet included in the Financial Statements or acquired after the Balance Sheet Date, other than immaterial properties and immaterial assets sold or otherwise disposed of in the Ordinary Course of Business since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances. Except as set forth on Section 3.12(a) of the Disclosure Schedules, all of the material fixtures and other material improvements to the Real Property and all of the material tangible personal property owned by any member of the Company Group or primarily held for use by the Business are, when considered in the context of the Business taken as a whole, in all material respects: (i) adequate and suitable for their present uses; (ii) in good working order, operating condition and state of repair (ordinary wear and tear excepted, and 22 considered in light of their respective age); and (iii) have been maintained in accordance with reasonable industry practice. (b) Section 3.12(b) of the Disclosure Schedules lists: (i) the street address of each parcel of owned Real Property (the “Owned Real Property”), and (ii) the street address of each parcel of leased Real Property (the “Leased Real Property”), and a list, as of the date of this Agreement, of all leases for each Leased Real Property (collectively, “Leases”), including the identification of the lessee and lessor thereunder. Seller has made correct and complete copies of each of the Leases available to Buyer. (c) There are no leases, subleases, licenses, concessions or other Contracts entered into by any member of the Company Group granting to any Person other than a member of the Company Group the right of use or occupancy of all or any portion of the Owned Real Property. (d) Neither Seller nor any member of the Company Group has granted to any third party or parties any options, rights of first offer or first refusal to purchase the Owned Real Property or any portion or interest therein. No member of the Company Group is obligated under any outstanding and exercised options, rights of first offer or first refusal to purchase any of the Leased Real Property. (e) None of Seller, any member of the Company Group or any of their respective Affiliates has received written notice from any Governmental Authority or, to Seller’s Knowledge, has received any oral notice of any pending, threatened or contemplated condemnation proceeding affecting any Owned Real Property or any material portion thereof. (f) None of the Owned Real Property, or the condition or the use thereof by the Company Group, contravenes or violates in any respect any applicable zoning ordinance or other applicable Law relating to the operation of the Owned Real Property, except, in each case, as would not have a Material Adverse Effect. (g) The members of the Company Group are in sole possession of the Leased Real Property and have not assigned, licensed, subleased, transferred, conveyed, mortgaged, encumbered or otherwise granted to any Person all or any portion of its respective interest in any of the Leases or the right to use or occupy such Leased Real Property. Section 3.13 Intellectual Property. (a) Section 3.13(a) of the Disclosure Schedules lists all patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations, in each case owned by any member of the Company Group or that are primarily used or primarily held for use in the conduct of the Business. The members of the Company Group own or have the right to use all Intellectual Property necessary to conduct the Business as currently conducted (the “Company Intellectual Property”). No Action is or, since the Look-Back Date, has been pending or, to Seller’s Knowledge, threatened, in each case, against a member of the Company Group, Seller or any of their respective Affiliates: (i) concerning the Company Intellectual Property or (ii) in which the ownership, scope, validity or enforceability of any Company Intellectual Property is being, or has been, contested or challenged. (b) Except as set forth in Section 3.13(b) of the Disclosure Schedules, or as would not reasonably be expected to have a Material Adverse Effect: (i) the Company Group’s current use or license of the Company Intellectual Property and the Company Group’s conduct of the Business as currently conducted do not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; 23 and (ii) to Seller’s Knowledge, no Person is, and since the Look-Back Date, no Person has been infringing, misappropriating or otherwise violating any Company Intellectual Property. (c) Section 3.13(c) of the Disclosure Schedules sets forth each Contract pursuant to which any member of the Company Group has been granted any license under, in or to, or has otherwise received or acquired any right, title or interest in or to any Intellectual Property (other than software that is commercially available on non-discriminatory terms and licensed pursuant to shrink-wrap, click-wrap, cloud-based or similar nonexclusive licenses) used in or held for use in the Business. Section 3.13(c) of the Disclosure Schedules identifies each Contract pursuant to which any Person has been granted any license under, in or to, or otherwise has received or acquired any right, title or interest in, any Company Intellectual Property owned by any member of the Company Group, or which otherwise limits or restricts the ability of any member of the Company Group to assert or enforce any Company Intellectual Property. (d) Except (x) to the extent any Company Intellectual Property is licensed to Seller, a member of the Company Group or any of their respective Affiliates pursuant to a Contract listed in Section 3.13(c) of the Disclosure Schedules (other than software that is commercially available on non- discriminatory terms and licensed pursuant to shrink-wrap, click-wrap, cloud-based or similar nonexclusive licenses) or (y) as otherwise set forth on Section 3.13(d) of the Disclosure Schedules, the members of the Company Group are the sole and exclusive legal and beneficial owners of all right, title and interest to and in the Company Intellectual Property purported to be owned by the Company Group, free and clear of any Encumbrances (other than Permitted Encumbrances). Each Person who is or was involved in the creation or development of any Company Intellectual Property purportedly owned by the Company Group has signed an agreement containing (i) an assignment of all Intellectual Property pertaining to the Business that was created or developed by such Person in the course of that Person’s activities with or for or otherwise for the benefit of Seller or any member of the Company Group and (ii) confidentiality provisions protecting the trade secrets and other non-public elements of any such Company Intellectual Property. Except as set forth on Section 3.13(d) of the Disclosure Schedules, the members of the Company Group own or otherwise have a right or license to use, and immediately following the Closing, Buyer and its Affiliates will own or have a right or license to use, all Intellectual Property needed to conduct the Business as currently conducted under the same terms and conditions that were in existence prior to the Closing. (e) Since the Look-Back Date, neither Seller (with respect to the Business) nor any member of the Company Group has notified, or been required to notify, any Person of any information security breach as defined under Law or, to Seller’s Knowledge, has been subject to any material information security breach. Section 3.14 Insurance. Section 3.14 of the Disclosure Schedules sets forth a complete list, as of the date hereof, of all material insurance policies maintained by the Company Group or with respect to which a member of the Company Group is a named insured or otherwise the beneficiary of coverage (collectively, the “Insurance Policies”). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid in full on a timely basis and no notice of cancellation, termination or revocation has been received by Seller, any member of the Company Group or any of their respective Affiliates. Except as set forth on Section 3.14 of the Disclosure Schedules, the Company Group will continue to have access to coverage under such Insurance Policies immediately following the Closing to the same extent as they have such access on the date hereof. The members of the Company Group and their applicable Affiliates are in compliance in all material respects with the terms and requirements of each Insurance Policy. There are no claims related to the Business pending under any Insurance Policy as to which an insurer has denied or disputed or otherwise reserved its rights with respect to such coverage. 24

Section 3.15 Legal Proceedings; Governmental Orders. (a) Except as set forth in Section 3.15(a) of the Disclosure Schedules, (i) there are no Actions pending or, to Seller’s Knowledge, threatened against or by any member of the Company Group (or by or against Seller or any Affiliate thereof and relating to any member of the Company Group or the Business), and (ii) neither Seller nor any member of the Company Group has any present intention to commence any Action against any Person with respect to or otherwise affecting the Business. Except as set forth in Section 3.15(a) of the Disclosure Schedules, to Seller’s Knowledge, since the Look-Back Date there have been no investigations or examinations by any Governmental Authority of any member of the Company Group or otherwise directed at or primarily involving the Business. Seller has made available to Buyer copies of the loss-runs for the Business for the past three years with respect to the Insurance Policies for which a claim related to the Business has been made during such period. (b) Except as set forth in Section 3.15(b) of the Disclosure Schedules, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties, amounts owed in settlement or awards against or affecting any member of the Company Group or any of its properties or assets. Section 3.16 Compliance With Laws; Permits. (a) Except as set forth in Section 3.16(a) of the Disclosure Schedules, each member of the Company Group and the operation of the Business is in compliance, and since the Look-Back Date, has been in compliance, in all material respects with all applicable Laws. Except as set forth in Section 3.16(a) of the Disclosure Schedules, since the Look-Back Date, no member of the Company Group has received any written notice from any Governmental Authority alleging a violation, breach or default under any applicable Law or Governmental Order. (b) All material Permits required for each member of the Company Group to conduct its business and to own, lease and/or operate its assets and properties have been obtained by it and are valid and in full force and effect. The members of the Company Group are in compliance in all material respects with the terms of each such Permit. No suspension, revocation, modification or cancellation of any such Permit is pending or, to Seller’s Knowledge, threatened. Section 3.16(b) of the Disclosure Schedules sets forth a list of each such Permit in existence as of the date hereof. Section 3.17 Environmental Matters. (a) Except as set forth in Section 3.17(a) of the Disclosure Schedules, each member of the Company Group is and, since the Look-Back Date, has been in material compliance with all Environmental Laws. Except as set forth in Section 3.17(a) of the Disclosure Schedules, each member of the Company Group has not, and Seller has not received from any Person any Environmental Notice or Environmental Claim, which, in each case, remains pending or unresolved, or is the source of ongoing obligations or requirements as of the date hereof or as of the Closing Date. (b) Except as set forth in Section 3.17(b) of the Disclosure Schedules, no member of the Company Group is subject or a party to any Governmental Order or Contract settling or resolving any actual or alleged violation of, or Liability under, any Environmental Law. (c) Each member of the Company Group has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.17(c) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the Real Property and the Business, and there are no Actions pending or, to Seller’s Knowledge, threatened to modify, revoke, or rescind any such Environmental Permits. 25

(d) Except as set forth in Section 3.17(d) of the Disclosure Schedules, there has been no Release of Hazardous Materials by any member of the Company Group or, to Seller’s Knowledge, by any other Person, in any case (i) in connection with the operation of the Business at, on or from the Real Property or any real property formerly owned or operated by any member of the Company Group, and (ii) that requires investigation or remediation by a member of the Company Group under Environmental Law or a Contract or that would reasonably be expected to result in material Liability for, an Environmental Claim against, or a violation of Environmental Laws or term of any Environmental Permit by, Seller or any member of the Company Group. (e) No member of the Company Group is a party to any Contract obligating it to indemnify a third party against any Liability arising under Environmental Law, which Liability would not otherwise be a Liability of such member of the Company Group. (f) Seller has previously made available to Buyer environmental reports, studies, audits, sampling data, site assessments and similar documents with respect to the Real Property and the Business which are in the possession or control of Seller or any member of the Company Group. Section 3.18 Employee Benefit Matters. (a) Section 3.18(a) of the Disclosure Schedules contains a list of each Benefit Plan. For purposes of this Agreement, the term “Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), and each other retirement, pension, profit sharing, employment, consulting, independent contractor, compensation, incentive, bonus, commission, stock option, restricted stock, stock appreciation right, phantom equity, change in control, retention, severance, vacation, paid time off, medical, dental, life, disability, welfare, post-retirement, cafeteria, and fringe-benefit agreement, plan, policy program, Contract or arrangement, whether or not reduced to writing, in effect and covering one or more current or former employees, directors (or equivalent), officers, members, or independent contractors of any member of the Company Group or the beneficiaries or dependents of any such Persons, that is maintained, sponsored, contributed to, or required to be contributed to by any member of the Company Group, or under which any member of the Company Group has or could reasonably be expected to have any material Liability or obligations. (b) Each Benefit Plan, other than a Multiemployer Plan, and related trust or fund, if any, has been established, and at all relevant times, has been maintained, funded, operated, and administered in material compliance, with all applicable Laws (including ERISA). Each Benefit Plan, other than a Multiemployer Plan, that is intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has received a favorable determination letter from the Internal Revenue Service, or with respect to a pre-approved plan, can rely on an opinion letter from the Internal Revenue Service to the pre- approved plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, and, to Seller’s Knowledge, nothing has occurred that could reasonably be expected to cause the revocation of such determination letter from the Internal Revenue Service, the unavailability of reliance on such opinion letter from the Internal Revenue Service, or material Liability to any member of the Company Group. All benefits, contributions and premiums required by and due under the terms of each Benefit Plan (other than a Multiemployer Plan), any collective bargaining agreement (to the extent applicable), or applicable Law and required to be paid by Seller (with respect to the employees of the Business) or any member of the Company Group have been timely paid in accordance with the terms of such Benefit Plan and the terms of all applicable collective bargaining agreements, Laws and GAAP. With respect to any Benefit Plan, to Seller’s Knowledge, no event has occurred or is reasonably expected to occur that has resulted in or would subject any member of the Company Group to a Tax under 26

Section 4971 of the Code or the assets of any member of the Company Group to a lien under Section 430(k) of the Code. (c) Except as set forth in Section 3.18(c) of the Disclosure Schedules, no member of the Company Group nor any of its ERISA Affiliates has, within the preceding six years sponsored, maintained, contributed to, or been required to contribute to, or has incurred or is reasonably expected to incur, any Liability or obligation with respect to: (i) an employee benefit plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; (ii) a Multiemployer Plan; (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA); (iv) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (v) a “multiple employer plan” subject to Section 413(c) of the Code. No amounts are or, as a result of the transactions contemplated by this Agreement whether alone or in conjunction with any other event occurring at or prior to the Closing, will be due by any member of the Company Group to the Pension Benefit Guaranty Corporation except for premiums in the Ordinary Course of Business. Any Liability of the Company Group and its ERISA Affiliates under Title IV of ERISA that has been incurred with respect to any Benefit Plan described in Section 3.18(c)(i) and Section 3.18(c)(ii) in the last seven years has been satisfied in full and each member of the Company Group and its ERISA Affiliates have met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code with respect to such Benefit Plans. Neither Seller nor any member of the Company Group: (A) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a Liability to the Pension Benefit Guaranty Corporation; or (B) has engaged in any transaction which would give rise to a Liability of any member of the Company Group, any of their ERISA Affiliates, or Buyer under Section 4069 or Section 4212(c) of ERISA. (d) With respect to each Multiemployer Plan, (i) to Seller’s Knowledge, no employer has withdrawn since December 31, 2013 from a Multiemployer Plan where such withdrawal could reasonably be expected to result in a material increase in the withdrawal Liability for any member of the Company Group, (ii) no member of the Company Group has at any time incurred withdrawal Liability as a result of a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA; and (iii) except as set forth in Section 3.18(d)(iii) of the Disclosure Schedules, no member of the Company Group has received any written notification since the Look-Back Date that any such Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), is in reorganization (within the meaning of Section 4241 of ERISA), has initiated proceedings to terminate, or is considered to be in “endangered” or “critical” status under Section 432 of the Code. No notice of a “reportable event” within the meaning of Section 4043(c) of ERISA (other than one for which all otherwise applicable notice requirements have been waived by the Pension Benefit Guaranty Corporation) with respect to any Benefit Plan has been required to be filed within the three-year period ending on the date of this Agreement. No Benefit Plan is in “at risk” status under Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA. (e) Except (i) as set forth in Section 3.18(e) of the Disclosure Schedules, or (ii) as required under Section 4980B of the Code or other applicable Law for which the participant pays the full cost of such benefits, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment, and no member of the Company Group has any obligation to provide or contribute to the cost of any benefits or coverage in the nature of health, life, or disability insurance following retirement or other termination of employment. (f) Except as set forth in Section 3.18(f) of the Disclosure Schedules, (i) there is no pending or threatened (in writing or, to Seller’s Knowledge, orally) Action or investigation relating to any Benefit Plan other than a Multiemployer Plan (other than claims for benefits in the Ordinary Course of Business), and since the Look-Back Date, no Benefit Plan other than a Multiemployer Plan has been, to Seller’s 27

Knowledge, the subject of an examination, audit, investigation or other inquiry by a Governmental Authority, and (ii) no Benefit Plan other than a Multiemployer Plan is, or has been, the subject an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program in the past six years. (g) Except as set forth in Section 3.18(g) of the Disclosure Schedules, neither the execution, delivery, or performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment or benefit (including severance, retention, unemployment compensation or otherwise) to any current or former employee, director (or equivalent), officer, member, or consultant of any member of the Company Group; (ii) accelerate the time of payment, funding, or vesting of or provide any additional rights or benefits (including funding of compensation or benefits through a trust or otherwise) to any current or former employee, director, officer, member or consultant of any member of the Company Group; (iii) limit or restrict the ability of Buyer or its Affiliates to merge, amend or terminate any Benefit Plan; or (iv) increase the benefits otherwise payable under any Benefit Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code. No member of the Company Group has any obligation to indemnify, “gross up,” compensate, reimburse, or make whole any Person for any Taxes, including, but not limited to, any Taxes imposed under Section 4999 or Section 409A of the Code. (h) Seller has made available to Buyer correct and complete copies of the following documents for each Benefit Plan, excepting, for clauses (iii) through (v) below, any Multiemployer Plan, to the extent applicable: (i) the underlying current plan document including all amendments and modifications thereto (or, to the extent such Benefit Plan has not been reduced to writing, a description thereof), (ii) the most recent summary plan description (and any summaries of material modifications thereto), (iii) the most recently filed annual report (Form 5500 series), including all required schedules and attachments thereto (including audited financial statements), (iv) the most recent favorable IRS determination, advisory or opinion letter, (v) results of nondiscrimination testing for each of the past three years and details of any related corrections, (vi) copies of all estimates of potential withdrawal Liability received by Seller or any member of the Company Group for the last three years, and (vii) all material notices, letters and correspondence from or with a Governmental Authority or Multiemployer Plan with respect to such Benefit Plan in the past six years. (i) No Benefit Plan is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Section 3.19 Employment Matters. (a) Except as set forth in Section 3.19(a) of the Disclosure Schedules, (i) no member of the Company Group is a party to, bound by, or otherwise subject to any collective bargaining agreement or other Contract with a Union, and no employees of any member of the Company Group are represented by a Union, (ii) since the Look-Back Date, there has not been, nor, to Seller’s Knowledge, has there been any threat of, any picketing, strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor activity or dispute affecting any member of the Company Group, (iii) to Seller’s Knowledge, there is no effort currently being made or threatened by, or on behalf of, any Union to organize any employees of any member of the Company Group, and there has been no such pending or, to Seller’s Knowledge, threatened effort since the Look-Back Date, and (iv) no member of the Company Group has engaged in any material unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or threatened in writing to a member of the Company Group or, to Seller’s Knowledge, orally against any member of the Company Group. 28

(b) Except as set forth in Section 3.19(b) of the Disclosure Schedules, each member of the Company Group is, and since the Look-Back Date, has been, in material compliance with all applicable Laws pertaining to employment and employment practices and terms and conditions of employment, including any provision relating to wages and hours (including minimum wage and overtime), child labor, withholdings and deductions, classification and payment of employees and independent contractors, employment equity, nondiscrimination, non-harassment and non-retaliation in employment, occupational health and safety, worker’s compensation, employment eligibility and immigration. Except as set forth in Section 3.19(b) of the Disclosure Schedules, (i) since the Look-Back Date, there have been no material Actions against any member of the Company Group pending by or with any Governmental Authority, and (ii) to Seller’s Knowledge, there are no Actions against any member of the Company Group currently threatened to be brought or filed by or with any Governmental Authority, in each case (A) concerning employment-related matters or (B) concerning any current or former applicant, employee or independent contractor of any member of the Company Group, including any claim relating to unfair labor practices, payment of wages, employment discrimination, harassment, retaliation or equal pay arising under applicable Laws. (c) To Seller’s Knowledge, no current executive officer or Vice President (or above) of a member of the Company Group or group of employees of any member of the Company Group has given notice of termination of employment or otherwise disclosed plans to terminate employment with any member of the Company Group. No member of the Company Group has, since the Look-Back Date, taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of WARN or that would otherwise trigger notice requirements or Liability under any state or local plant closing notice law. Section 3.20 Taxes. Except as set forth in Section 3.20 of the Disclosure Schedules: (a) each member of the Company Group has timely filed (taking into account any valid extensions) all income and other material Tax Returns required to be filed by such member of the Company Group. Such Tax Returns are true, complete and correct in all material respects. No member of the Company Group is currently the beneficiary of any extension of time within which to file any income or other material Tax Return other than extensions of time to file Tax Returns obtained in the Ordinary Course of Business. All amounts of income and other material Taxes due and owing by each member of the Company Group (whether or not shown on any Tax Return) have been timely paid in full; (b) no extensions or waivers of statutes of limitations have been given or requested with respect to any income or other material Taxes of any member of the Company Group; (c) there are no ongoing, pending or threatened in writing, or to the Knowledge of Seller, orally, Actions by or before any Taxing authority against any member of the Company Group; (d) no member of the Company Group is a party to, is otherwise bound by, or has any obligations under, any Tax-sharing, Tax allocation, or Tax indemnification agreement; (e) all material Taxes which each member of the Company Group is obligated to withhold from amounts paid or owing to any employee of any member of the Company Group, independent contractor, agent, creditor or third party have been withheld, paid or accrued to the applicable taxing authority; (f) no member of the Company Group has been a member of any “affiliated group” within the meaning of Section 1504(a) of the Code filing a consolidated U.S. federal income Tax Return (or of any similar group under state, local or non-U.S. Law with which it has filed, or been required to file, 29 consolidated, combined, unitary or similar Tax Returns) other than as part of the affiliated group filing a consolidated federal income Tax Return with Seller (or a similar group under state, local or non-U.S. Law filing consolidated, combined, unitary or similar Tax Returns with Seller). No member of the Company Group has any Liability for Taxes of any Person (other than the member of the Company Group in question) or under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non- U.S. law), as a transferee or successor, by contract, or otherwise; (g) no member of the Company Group will be required to include any material item of income or gain in, or exclude any material deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper use of any method of accounting (including an adjustment under Section 481(a) of the Code) for any taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction made prior to the Closing, (iv) election under Section 108(i) of the Code, (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provisions of state, local or other Law) entered into on or prior to the Closing Date, or (vi) prepaid amount received on or prior to the Closing Date; (h) since December 31, 2019, no member of the Company Group has made, changed or revoked any Tax election, surrendered any Tax refund or right to claim a Tax refund, offset or other reduction in Tax Liability, changed any annual Tax accounting period, amended any Tax Return, adopted or changed any accounting method in respect of Taxes, entered into any “closing agreement” described in Section 7121 of the Code (or any similar provisions of state, local or non-U.S. law), settled or compromised any Tax audit or Tax Liability, or consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes; (i) the unpaid Taxes of the Company Group did not, as of December 31, 2019, exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Financial Statement (rather than in any notes thereto), and will not, as of the close of the Closing Date, exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company Group and each member thereof (as applicable) in filing its Tax Returns. Since December 31, 2019, no member of the Company Group has incurred any Liability for Taxes outside the Ordinary Course of Business; (j) no claim has been made in writing by any Governmental Authority in a jurisdiction where a member of the Company Group does not file Tax Returns that such member of the Company Group is or may be subject to Tax or required to file any Tax Returns in such jurisdiction; (k) no member of the Company Group has participated or engaged in any transaction that constitutes a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); (l) during the two-year period ending on the date hereof, no member of the Company Group was a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to be governed in whole or in part by Section 355 of the Code; (m) there are no Encumbrances for Taxes on any assets of any member of the Company Group, other than Permitted Encumbrances; 30

(n) no member of the Company Group has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (o) Seller will not incur any Loss on the sale of its Equity Interests of the Company pursuant to this Agreement that would require attribute reductions for the Company pursuant to Treasury Regulations Section 1.1502-36(d), if applicable. (p) Except for certain representations related to Taxes in Section 3.18 and the representations and warranties set forth in Section 3.15 and Section 3.16, the representations and warranties set forth in this Section 3.20 are Seller’s sole and exclusive representations and warranties regarding Tax matters. Section 3.21 Vessels. (a) Section 3.21(a) of the Disclosure Schedules sets forth a correct and complete list of (a) all vessels owned by the members of the Company Group (“Vessels”), and (b) all charters with respect to Vessels chartered out. No member of the Company Group charters in any vessel. Each Vessel has been duly documented as a vessel under the Laws and flag of the United States. (b) Except as set forth on Section 3.21(b) of the Disclosure Schedules: (i) each Vessel is solely owned by the member of the Company Group set forth opposite its name on Section 3.21(a) of the Disclosure Schedules, and no other action is necessary to establish and perfect such member of the Company Group’s title to and interest in such Vessel as against any third party; (ii) each member of the Company Group has good and marketable title to its Vessel(s), free and clear of all Encumbrances other than Permitted Encumbrances; (iii) each Vessel is operated in compliance in all material respects with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any Governmental Authority, classification society or insurer applicable to the respective vessel (collectively, “Maritime Guidelines”) and all applicable international, national, state and local Laws; (iv) each member of the Company Group is qualified to own such Vessel(s) owned by it under all applicable international, national, state and local Laws and Maritime Guidelines; and (v) each Vessel is classed by a classification society that is a full member of the International Association of Classification Societies and each such Vessel is in class with valid class and trading certificates, without overdue recommendations affecting a class. (c) In connection with the St. Clair Incident (as defined in the Disclosure Schedules), Seller has a pending insurance claim for reimbursement for ancillary expenses in the aggregate amount of $2,604,228.58 (the “St. Clair Reimbursement Amount”). With respect to the St. Clair Reimbursement Amount, Seller has not taken a corresponding tax deduction for federal, state or local tax purposes. (d) In connection with the American Integrity Incident (as defined in the Disclosure Schedules), prior to Closing, Seller will have a pending insurance claim for reimbursement for expenses incurred by Seller and/or its Affiliates (including the members of the Company Group) prior to the Closing in connection with repairing the damage to the American Integrity that resulted from the American Integrity Incident, which such reimbursement is estimated to be in the aggregate amount of 31

$600,000, the exact amount of such claim being determined based upon the actual cost incurred prior to the Closing by Seller and/or its Affiliates (including the members of the Company Group) to repair the American Integrity as described in this clause (d) (the "American Integrity Reimbursement Amount"). With respect to the American Integrity Reimbursement Amount, Seller has not taken, and will not take, prior to Closing any corresponding tax deduction for federal, state or local tax purposes. Prior to Closing, at Seller’s expense, Seller will use commercially reasonable efforts to repair, or cause to be repaired, in an ordinary course manner and using a reasonable standard of care, the damage caused to the American Integrity as a result of the American Integrity Incident. To the extent not already in process as of the date of this Agreement, Seller will commence such repairs, or cause such repairs to be commenced, as promptly as practicable following the date of this Agreement. (e) Seller has previously made available to Buyer all documentation necessary to establish ownership of each of the Vessels, and all environmental reports with respect to the Vessels which are in the possession or control of Seller or any member of the Company Group. Section 3.22 Brokers. Except for Morgan Stanley & Co. LLC (whose fees and expenses shall constitute Transaction Expenses), no broker, finder, investment banker or Person acting in a similar capacity is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, any member of the Company Group or any of their respective Affiliates. Section 3.23 Affiliate Transactions. Excluding intercompany transactions in the Ordinary Course of Business that will be settled or terminated in full prior to the Closing, and except for employment or consulting agreements entered into with individuals in the Ordinary Course of Business or as set forth on Section 3.23 of the Disclosure Schedules, none of Seller, its Affiliates (other than the members of the Company Group) or any officer, director (or equivalent) or member of senior management of the Company Group or any of the foregoing (a) is a party to any Contract with (i) Seller or its Affiliates (in each case with respect to the Business) or (ii) any member of the Company Group, in each case, by which the Business or such Company Group will continue to be bound following the Closing, (b) has an interest (financial or otherwise) in any material property or assets used by or in connection with the operation of the Business (other than by virtue of Seller’s ownership of the Company Group) or (c) since the Look-Back Date, has been party to a material transaction in respect of the Business or with any member of the Company Group. Section 3.24 No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Disclosure Schedules), in any of the other Transaction Documents or in any certificate to be delivered on behalf of Seller thereunder or hereunder in connection with the Closing, none of Seller, any member of the Company Group or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or any member of the Company Group, including any representation or warranty as to the accuracy or completeness of any information regarding any member of the Company Group furnished or made available to Buyer and its Representatives (including the Confidential Information Presentation prepared by Morgan Stanley & Co. LLC dated August 2019, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Company Group, or any representation or warranty arising from statute or otherwise in law. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date. 32

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a breach or default) under, result in the acceleration under, result in the payment of any additional fee, penalty, consent fee or other amount, result in the loss of a material benefit or rights under, or result in the creation of ay Encumbrance upon or forfeiture of any rights, properties or assets of any Contract to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration, payment, loss of benefit or right, Encumbrance or failure to give notice would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under the HSR Act and such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any immediate distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. 33

Section 4.04 Brokers. No broker, finder or investment banker or Person acting in a similar capacity is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates. Section 4.05 Sufficiency of Funds. Buyer has provided to Seller a correct and complete copy of an executed commitment letter dated February 7, 2020 (the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Lenders”) relating to the commitment of the Lenders to provide debt financing in the aggregate amount set forth therein (the “Debt Financing”). Except as set forth in the Debt Commitment Letter, there are no conditions precedent to the obligations of the Lenders to provide the Debt Financing or any contingencies that would permit the Lenders to reduce the total amount of the Debt Financing. As of the date hereof, the Debt Commitment Letter is valid, binding and in full force and effect, enforceable in accordance with its terms against Buyer and, to the knowledge of Buyer, each of the other parties thereto, subject to the effect of any applicable Laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). As of the date hereof, (i) the Debt Commitment Letter has not been amended, altered or modified (and no such amendment, alteration or modification is contemplated) and (ii) the commitments set forth in the Debt Commitment Letter have not been withdrawn or rescinded in any respect (and no such withdrawal or rescission is contemplated). As of the date hereof, there are no side letters or other Contracts that Buyer or any of its Affiliates is a party to that could (i) reduce the aggregate amount of the Debt Financing, or (ii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing or any other terms of the Debt Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing, (B) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtain the Debt Financing, less likely to occur, or (C) materially impact the ability of Buyer to enforce its rights and remedies against the other parties to the Debt Commitment Letter. As of the date hereof, assuming the accuracy of the representations and warranties in Article III, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default or material breach or a failure to satisfy a condition precedent on the part of Buyer or any of its Affiliates or, to the knowledge of Buyer, any other party to the Debt Commitment Letter, under the terms and conditions of the Debt Commitment Letter other than any such default, breach or failure that has been waived by the Lenders, or otherwise cured in a timely manner by Buyer or its Affiliates to the satisfaction of the Lenders. As of the date hereof, assuming the accuracy of the representations and warranties in Article III and assuming the Seller complies with and performs in all material respects all of its agreements and covenants under this Agreement, Buyer (i) has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or its Affiliates contained in the Debt Commitment Letter and (ii) has no reason to believe that any portion of the Debt Financing required to consummate the transactions contemplated by this Agreement will not be made available to Buyer on the Closing Date, including any reason to believe that any of the Lenders will not perform their funding obligations under the Debt Commitment Letter in accordance with its terms and conditions. As of the date of this Agreement, Buyer has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Letter on or before the date of this Agreement. The proceeds from the Debt Financing (when consummated in accordance and terms of the Debt Commitment Letter), after netting out applicable fees, expenses, original issue discount and similar premiums and charges provided under the Debt Commitment Letter, will be sufficient when funded, together with other sources of funds that will be immediately available to Buyer, for Buyer, if the Closing occurs, to (x) consummate the transactions contemplated by this Agreement to be consummated on the Closing Date on the terms contemplated by the Transaction Documents (including without limitation the payment of the Purchase 34

Price) and (y) pay all related fees and expenses contemplated hereunder and by the Debt Financing payable as of the Closing Date. Section 4.06 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. Section 4.07 U.S. Citizenship. Buyer is a U.S. Citizen. Section 4.08 Independent Investigation. Buyer has conducted its own independent investigation, review, examination and analysis (including by engaging relevant experts and counsel) of the Business, results of operations, prospects, condition (financial or otherwise) and assets of the Company Group, and acknowledges that it has been provided reasonable access to the personnel, properties, assets (including the Vessels), premises, books and records, and other documents and data of Seller and the Company Group that it deemed necessary for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules) and in the other Transaction Documents; and (b) none of Seller, any member of the Company Group or any other Person has made any representation or warranty of any kind or character whatsoever (whether express or implied, oral or written) as to Seller, any member of the Company Group or this Agreement, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules and any certificate delivered hereunder on behalf of Seller in connection with the Closing) and in the other Transaction Documents. Without limiting the generality of the foregoing, Seller shall have no Liability with respect to this Agreement, the other Transaction Documents and the transactions contemplated thereunder and hereunder for any misrepresentation or omission with respect to any representation or warranty not otherwise set forth in this Agreement, in any other Transaction Document or in any certificate to be delivered on behalf of Seller thereunder or hereunder. BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT BUYER SHALL ACQUIRE THE SHARES, THE MEMBERS OF THE COMPANY GROUP AND THE BUSINESS, INCLUDING THE ASSETS AND PROPERTIES OF THE COMPANY GROUP, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN “AS IS” CONDITION AND ON A “WHERE IS” BASIS. Section 4.09 No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Disclosure Schedules), in any of the other Transaction Documents or in any certificate to be delivered on behalf of Buyer thereunder or hereunder in connection with the Closing, none of Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer in any form in expectation of, or connection with, the transactions contemplated hereby, or any representation or warranty arising from statute or otherwise in law. ARTICLE V COVENANTS Section 5.01 Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall cause each member of the Company 35

Group to: (a) conduct its business in the Ordinary Course of Business; and (b) use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of such member of the Company Group and to preserve the rights, franchises, goodwill and relationships of such member’s employees, customers, suppliers, regulators and others having business relationships with such member. Subject to the last sentence of this Section 5.01, from the date hereof until the Closing Date, except as set forth on Section 5.01 of the Disclosure Schedules or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall not cause or permit any member of the Company Group to (i) take any action or fail to take any action that would be required to be disclosed on Section 3.08 of the Disclosure Schedules if taken or failed to be taken during the period between the Balance Sheet Date and the date of this Agreement or (ii) use any cash or cash equivalents from and after the Adjustment Time and until the Closing to pay any Transaction Expenses, repay any Indebtedness or in a manner that would otherwise increase the amount payable to Seller hereunder. Notwithstanding the foregoing, the incurrence by any member of the Company Group of any expense that would be deemed a Transaction Expense shall not be deemed, solely by reason thereof, to be a breach of this Section 5.01 to the extent such expense is included in the calculation of the Final Purchase Price as finally determined in accordance with Section 2.04. Nothing in this Section 5.01 shall require Seller to obtain Buyer’s consent or approval with respect to the pricing of Seller’s services, the offer and/or rejection of contractual relationships with Seller’s customers and prospective customers, the procurement of supplies, personnel and resources, in each case of the foregoing, in the Ordinary Course of Business, and all modifications to the foregoing that taken together do not represent a material change in the Company Group’s business practices, it being the intent of the parties that until the Closing, Seller and Buyer will continue to operate as separate businesses at arm’s length from each other, continue to make independent decisions and continue to have the right and ability to fully compete with each other in any and all business activities. From the date hereof until the Closing, Seller shall keep Buyer reasonably informed on a timely basis and, in each case, prior to taking any material action with respect to, each of the matters set forth on Section 5.01 of the Disclosure Schedules. Section 5.02 Access to Information. From the date hereof until the Closing, Seller shall, and shall cause each member of the Company Group to: (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to such member of the Company Group; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to such member of the Company Group as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and such member of the Company Group to cooperate with Buyer in its investigation of the Company Group; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to unreasonably interfere with the normal operations of the applicable member of the Company Group. Further, Buyer and its Representatives shall not conduct any testing of soil, groundwater, building materials, equipment or other component of the environment or the assets without the prior written consent of Seller and subject to such conditions as Seller may reasonably require in its sole discretion. Notwithstanding anything to the contrary in this Agreement, neither Seller nor any member of the Company Group shall be required to disclose any information to Buyer if such disclosure would, in Seller’s reasonable discretion: (w) cause significant competitive harm to Seller, any member of the Company Group and their respective businesses if the transactions contemplated by this Agreement are not consummated; (x) jeopardize any attorney-client or other legal privilege; (y) disclose confidential employment records, including medical and other information covered by the Family and Medical Leave Act of 1993; or (z) contravene any applicable Law, fiduciary duty or binding Contract entered into prior to the date of this Agreement. Prior to the Closing, Buyer shall not contact any suppliers to, or customers of, any member of the Company Group except jointly with and in coordination with Seller, each such party acting reasonably; provided, that nothing in this Section 5.02 shall limit the ability of Buyer to contact or communicate with any of the foregoing Persons to the extent 36 such contact or communication is in the ordinary course of Buyer’s business and is unrelated to, and does not include mention of, the transactions contemplated by this Agreement and does not include mention of the Company Group or the Business. Buyer shall, and shall cause its Representatives to, abide by the terms of the Confidentiality Agreement with respect to any access or information provided pursuant to this Section 5.02, and Buyer shall be responsible for any breach of the Confidentiality Agreement by any of its Representatives with respect to any such access or information. Section 5.03 R&W Policy. The subrogation provisions contained in the representation and warranty policy (the “R&W Policy”) obtained by Buyer in connection with the transactions contemplated by this Agreement shall not be amended and/or modified relative to the form thereof previously provided to Seller in a manner adverse to Seller unless approved in writing by Seller. Section 5.04 Resignations. Seller shall deliver to Buyer written resignations in form and substance reasonably satisfactory to Buyer, effective as of the Closing Date, of the officers and directors (or equivalent) of each member of the Company Group specified by Buyer to Seller in writing no less than five Business Days prior to the Closing. Section 5.05 Employees; Benefit Plans. (a) During the period commencing at the Closing and ending on December 31, 2020 (or if earlier, the date of the employee’s termination of employment with the applicable member of the Company Group), Buyer shall and shall cause each member of the Company Group to provide each employee of the Company Group who (i) is not represented by a labor organization and is not a Temporary Liberty Employee, and (ii) remains employed by a member of the Company Group immediately after the Closing (each, a “Company Continuing Employee”) with: (A) base salary or hourly wages, cash bonus and other cash incentive opportunities (excluding equity and equity-based rights and cash- and equity-based transaction and retention bonuses), that are no less favorable in the aggregate to the base salary or hourly wages, cash bonus or other cash incentive opportunities (excluding equity and equity-based rights and cash- and equity-based transaction and retention bonuses), provided to such Company Continuing Employee immediately prior to the Closing and (B) retirement and welfare benefits (excluding any single employer defined benefit pension plans, retiree welfare plans, or benefits attributable to such plans), that, at the election of Buyer, are either no less favorable in the aggregate than (y) those retirement and welfare benefits provided to similarly situated employees of Buyer or its Subsidiaries or (z) those retirement and welfare benefits (for the avoidance of doubt, excluding any single employer defined benefit pension plans, retiree welfare plans, or benefits attributable to such plans) provided to such Company Continuing Employee immediately prior to the Closing; provided, however, that Buyer shall have no obligation to provide any base salary or hourly wages or cash bonus and other cash incentive opportunities to any Company Continuing Employee during any period such Company Continuing Employee is laid off but whose employment is not terminated (including during any winter layoff period) consistent with the past practices of the member of the Company Group who employed such Company Continuing Employee immediately prior to the Closing. For the avoidance of doubt, any severance benefits due and payable under any Retention Incentive Agreement (as defined in the Disclosure Schedules) following Closing shall be the sole responsibility of Buyer and its Affiliates (including the members of the Company Group). (b) With respect to any employee benefit plan maintained by Buyer or its Subsidiaries (collectively, “Buyer Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Closing, Buyer shall, or shall cause the applicable member of the Company Group to, recognize all service of the Company Continuing Employees with the Company Group as if such service were with Buyer, for vesting and eligibility purposes in any Buyer Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Closing; provided, however, such service 37 shall not be recognized (x) to the extent that such recognition would result in a duplication of benefits, (y) to the extent that such service was not recognized under the corresponding Benefit Plan, or (z) with respect to Buyer Benefit Plans that are defined benefit pension plans, equity incentive plans, post- retirement or post-employment welfare arrangements, or severance policies. (c) This Section 5.05 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.05 shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.05. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 5.05 shall not create any right in any employee or any other Person to any continued employment with any member of the Company Group, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever. Section 5.06 Facility Closings and Mass Layoffs. At the Closing, Seller shall provide to Buyer a list of each employee of Seller or its Affiliates (including members of the Company Group) who, in the 90 days prior to Closing: (a) was laid off; (b) had his or her hours of employment reduced by a member of the Company Group by more than 50%; or (c) had his or her employment terminated for any reason other than for cause, voluntary departure or retirement. For each such employee, such list shall identify the Vessel or facility at which such employee worked immediately prior to such action and the effective date thereof. Persons who worked for Seller or its Affiliates (including members of the Company Group) for less than six months at the time of the action, or who did not work at facilities or on Vessels where, to Seller’s Knowledge, Company Continuing Employees will be located following the Closing, may be excluded from such list. Section 5.07 Director and Officer Indemnification. (a) Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by any member of the Company Group now existing in favor of each Person who is now or has been at any time on or prior to the date hereof, or who becomes prior to the Closing Date, an officer or director of any member of the Company Group, as provided in the Organizational Documents of the applicable member of the Company Group, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in the Disclosure Schedules, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of six years following the Closing Date. (b) Seller shall acquire a six year “tail” insurance policy with a maximum limit of $5,000,000 that provides officers’ and directors’ liability insurance for such officers and directors of the Company Group who are, as of and prior to the Closing Date, covered by Seller’s officers’ and directors’ liability insurance policies with respect to actions and omissions occurring prior to the Closing, which such policy shall be effective at Closing. At Closing, Buyer shall reimburse Seller for 50% of the actual cost of such policy. (c) The obligations of Buyer and each member of the Company Group under this Section 5.07 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.07 applies without the consent of such affected director or officer (it being expressly agreed that the directors and officers to whom this Section 5.07 applies shall be third-party beneficiaries of this Section 5.07, each of whom may enforce the provisions of this Section 5.07). (d) In the event Buyer, any member of the Company Group or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing 38 or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or any such member of the Company Group, as the case may be, shall assume all of the obligations set forth in this Section 5.07. Section 5.08 Confidentiality. Each party hereto covenants and agrees that, following the Closing, it shall, and shall cause its Affiliates to, keep confidential and not disclose to any Person, or otherwise use for any purpose, except in connection with the marketing of the Debt Financing (subject to customary confidentiality arrangements) or as may otherwise be contemplated in this Agreement, any Confidential Information of the other party hereto or such other party’s Affiliates (for the avoidance of doubt, the members of the Company Group will be Affiliates of Buyer following the Closing). As used in this Agreement, “Confidential Information” means with respect to any Person, all non-public information regarding such Person and includes information about such Person’s organization, personnel, business activities, customers, policies, assets, finances, costs, sales, revenues, technology, rights, obligations, liabilities and strategies; provided, however, that a party hereto shall not have any restrictive obligation with respect to any Confidential Information of the other party hereto or such other party’s Affiliates which (i) is or becomes publicly available other than as a result of a disclosure in violation of this Section 5.08, (ii) is or becomes available to such party on a non-confidential basis from a source (other than such party’s Affiliates or the other party hereto and such other party’s Affiliates) which, to the best of such party’s knowledge after due inquiry, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation, or (iii) was independently developed or derived without reliance on any Confidential Information. If any party is required by applicable Law to disclose any Confidential Information, the procedures set forth in Section 3 of the Confidentiality Agreement are incorporated herein and made a part hereof as if fully set forth with particularity. Section 5.09 Non-competition; Non-solicitation. (a) For a period of five years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly (i) engage in or assist others in engaging in the Restricted Business; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships between any member of the Company Group and any customer or supplier of the Business. Notwithstanding the foregoing, Seller and its Affiliates may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if none of Seller or its Affiliates is a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person. (b) For a period of (x) three years, with respect to executive officers and other senior management of the members of the Company Group and officers of the Vessels and (y) one year with respect to all other employees and independent contractors of the Company Group, Seller shall not, and shall not permit any of its Affiliates to directly or indirectly, solicit or hire or engage any employee of the Company Group or encourage any employee or independent contractor of the Company Group to leave or diminish his or her employment or other relationship with any member of the Company Group; provided that nothing in this Section 5.09(b) shall prevent Seller or any of its Affiliates from (i) engaging in a general solicitation which is not directed specifically to any employee or independent contractor of the Company Group, or (ii) soliciting or hiring any employee of the Company Group whose employment has been terminated either by such employee or by any member of the Company Group more than 90 days prior to the date of such solicitation or hiring. 39

(c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Business for purposes of diverting all or any portion of their business or services from the Business. (d) Seller acknowledges that a breach or threatened breach of this Section 5.09 will give rise to irreparable harm to Buyer, for which monetary damages may not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without having to post bond. The Restricted Period shall be tolled, and shall not run, during the period of any breach by Seller of this Section 5.09. In any action to enforce any term, condition or provision of this Section 5.09, the prevailing party in such action shall be entitled to recover its attorneys’ fees reasonably incurred in connection with such action. (e) Seller acknowledges that the restrictions contained in this Section 5.09 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.09 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.09 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provision hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. No breach of any provision of this Agreement shall operate to extinguish Seller’s obligation to comply with this Section 5.09. (f) Notwithstanding anything to the contrary, this Section 5.09 shall not apply to any third party or its Affiliates (other than Seller and the entities (or successors thereof) which were Affiliates of Seller immediately prior to the acquisition by such third party as contemplated below) which (i) acquires a majority equity interest in Seller or in any Affiliate of Seller, or (ii) acquires all or a portion of the business or assets of Seller or any Affiliate of Seller, regardless of the form of such transaction. Section 5.10 Governmental Approvals and Other Third-Party Consents (a) Each party hereto shall, as promptly as possible, use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party hereto shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that would reasonably be expected to have the effect of delaying in a significant manner, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. If required by the HSR Act and if the appropriate filing pursuant to the HSR Act has not been filed prior to the date hereof, each party hereto agrees to make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated by this Agreement within ten Business Days after the date hereof, or as otherwise agreed between the parties, and to supply as promptly as practicable to the appropriate Governmental Authority any additional information and documentary material that may be requested pursuant to the HSR Act. 40

(b) Without limiting the generality of each party’s undertaking pursuant to this Section 5.10, and subject to the immediately following sentence, each party agrees to use reasonable best efforts to take any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Authority or any other party so as to enable the parties hereto to close the transactions contemplated by this Agreement as promptly as possible. Nothing in this Agreement shall require either of the parties or any of their respective Affiliates to agree or otherwise commit to the sale, divestiture or disposition of any of their respective assets, properties or businesses or to modify their respective operations or business practices. (c) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals made by or on behalf of either party hereto before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or any member of the Company Group with Governmental Authorities in the Ordinary Course of Business, any disclosure which is not permitted by Law or any disclosure containing confidential information that is not permitted by Law or Contract to be disclosed) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals. Each party hereto shall, to the extent permitted by Law and/or such Governmental Authority, give advance notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact. (d) Seller and Buyer shall use commercially reasonable efforts to give all notices to, and obtain all consents from, all third parties that are described in Section 5.10 of the Disclosure Schedules; provided, however, that Seller shall not be obligated to pay any consideration therefor to any third party from whom consent or approval is requested. Section 5.11 Books and Records. Following the Closing, subject to Buyer’s standard record destruction policies, Buyer agrees that it shall cause each member of the Company Group to, (a) preserve and keep the books and records held by them or their Affiliates as of the Closing Date relating to the Business for a period of seven years from the Closing Date, and (b) upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours and in a manner so as not to unreasonably interfere with the normal operations of the Company Group and the Business, to such books and records; provided, however, that, notwithstanding the foregoing, at any time Buyer or any member of the Company Group intends to destroy any books and records, Buyer shall not, and shall cause each member of the Company Group not to, destroy any books and records held by them or their Affiliates to the extent such books and records are subject to a litigation hold or relate to any then pending or threatened Action to which Seller may have indemnification obligations pursuant to Article VII, in each case of the foregoing, solely to the extent that Seller has notified Buyer in writing of the need to refrain from destroying books and records (identified with reasonable specificity in such written notice) due to any such litigation hold, pending or threatened Action or potential indemnification obligation, as applicable Section 5.12 Tax Matters. (a) Seller shall prepare or cause to be prepared, and timely file or cause to be timely filed, all required federal, state and local Tax Returns for the Company Group for taxable periods ending on or before the Closing Date (including any consolidated, unitary or combined Tax Return that includes any 41 member of the Company Group). Buyer and its Affiliates shall execute any powers of attorney reasonably requested by Seller on behalf of the Company Group in order for the Representatives selected by Seller to satisfy the requirements of the preceding sentence. All such Tax Returns prepared or caused to be prepared by Seller (including amendments thereto) shall be prepared consistent with the past practice of the Company Group, except as otherwise required by applicable Law. Seller shall ensure that such Tax Returns are timely filed and that any Taxes shown as due on such Tax Returns are paid at the time of filing. The Company Group’s final Tax period ending prior to the Closing Date shall end on the close of business on the Closing Date in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii)(A)(1) (and similar provisions under state law to the extent available for all income Tax purposes). Any transactions of the Company Group that occur on the Closing Date and after the Closing (meaning only such transactions as are effected by or at the direction of Buyer) which are outside the Ordinary Course of Business shall be subject to the next day rule as such rule is provided in Treasury Regulations Section 1.1502-76(b)(1)(ii)(B). Buyer shall cause each member of the Company Group to furnish information to Seller as reasonably requested by Seller to allow Seller to satisfy its obligations under this Section 5.12 in accordance with past custom and practice. Buyer hereby irrevocably designates, and agrees to cause each of its Affiliates to so designate, Seller as its agent to take any and all actions necessary or incidental to the preparation and filing of any such Tax Returns. Buyer will prepare or cause to be prepared and will timely file or cause to be timely filed all other Tax Returns required in respect of the Company Group, including any Tax Return for a Straddle Period, but excluding any Tax Return with respect to periods for which the consolidated, unitary or combined Tax Returns of Seller will include the operations of any member of the Company Group. Any such Tax Returns (including amendments thereto) that include Pre-Closing Tax Periods will, unless Seller otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar matters have been filed. The party responsible for the preparation of a particular income or gross receipts Tax Return for a Pre-Closing Tax Period (other than a portion of a Straddle Period) shall make available a draft of such Tax Return (or relevant portions thereof) a reasonable time before the date the filing is required (and no fewer than twenty Business Days), for review and comment by such non- responsible party (but, if due within thirty Business Days after Closing, as soon as reasonably practicable). With respect to any income or gross receipts Tax Return for a Straddle Period, Buyer shall prepare (or cause to be prepared) such Tax Return and shall deliver such Tax Return to Seller for its review at least 45 days (and no fewer than twenty Business Days) prior to the date such Tax Return is required to be filed (but, if due within thirty Business Days after Closing, as soon as reasonably practicable). If Seller disputes any item on such income or gross receipts Tax Return, it shall notify Buyer of such disputed item (or items) and the basis for its objection within 10 days of its receipt of such Tax Return. Nothing in this Section 5.12 shall obligate Seller or its Affiliates to provide any Tax Return information relating to any consolidated, unitary or combined Tax Return of which Seller or its Affiliates is a member, other than solely with respect to the Company Group. (b) Seller shall be responsible for any Pre-Closing Taxes due in respect of any Tax Return required to be filed before, on or after the Closing Date (except to the extent such Taxes are actually taken into account as a Current Liability in the calculation of Closing Working Capital or in the calculation of Indebtedness in computing the adjustment to Purchase Price pursuant to Section 2.04, were previously paid by Seller, its Affiliates or any member of the Company Group prior to Closing as estimated Taxes or were paid by Seller or its Affiliates as part of a consolidated, unitary or combined Tax Return of Seller, its Affiliates or any member of the Company Group), and shall remit payment of such Pre-Closing Taxes to the applicable taxing authority, no later than five Business Days prior to the date such Tax Return is due; provided, however, that Buyer hereby assumes and agrees to pay directly the share of such Taxes relating to the Company Group for the portion of any Straddle Period beginning after the Closing Date, in accordance with the principles set forth in Section 5.12(f). 42

(c) Seller will be entitled to retain or receive immediate payment from Buyer or any of its Affiliates (including each member of the Company Group following the Closing) of any cash Tax refund received by Buyer or the Company Group or credit received in lieu of such a Tax refund that reduces a Tax payment otherwise due arising with respect to the Company Group (including refunds and credits arising by reason of amended Tax Returns filed after the Closing Date or otherwise) for Taxes of any Pre- Closing Tax Period. Such refunds and credits due to Seller shall not include any Tax refund or credit attributable to the carryback of a net operating loss or other Tax attribute from a period beginning on or after the Closing Date arising from an action taken by Buyer or the Company Group after the Closing. Buyer and each member of the Company Group will be entitled to retain, or receive immediate payment from Seller of, any refund or credit with respect to Taxes with respect to any taxable period beginning after the Closing Date relating to the Company Group. Buyer and Seller will equitably apportion any refund or credit with respect to Taxes with respect to any Straddle Period in accordance with the principles set forth in Section 5.12(f). The amount of any refund or credit which Buyer or Seller is entitled to retain or receive pursuant to this Section 5.12(c) shall be reduced to take account of any Taxes payable as a result of the receipt of such refund or credit, and other reasonable out-of-pocket costs and expenses incurred in connection therewith. All payments required to be made pursuant to this Section 5.12(c) shall be made within 30 days after actually realized by Seller, Buyer or the Company (or its Subsidiaries), as the case may be (i.e., in the case of a refund, after actually receiving the cash Tax return, and in the case of a credit, after such credit actually reduces a Tax otherwise due). (d) Seller shall not amend, refile, revoke or otherwise modify any Tax Return, Tax election or Tax accounting method with respect to a Pre-Closing Tax Period without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed. Neither Buyer nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return, Tax election or Tax accounting period, or enter into any voluntary disclosure Contract with respect to a Pre-Closing Tax Period, without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. (e) Buyer and Seller shall provide prompt written notice to the other upon receipt by Buyer, Seller, any of their respective Affiliates or any member of the Company Group of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations, claims for refund, judicial proceedings or assessments which might affect the Tax liabilities for which Seller may be responsible pursuant to this Agreement (any such audit, claim for refund, or proceeding relating to any asserted Tax Liability referred to herein as a “Contest”). Seller shall have the right to represent the Company’s and its Subsidiaries’ interests in any Contest relating to Pre-Closing Tax Periods or otherwise relating to Taxes for which Seller may be liable pursuant to this Agreement (other than Straddle Periods, in each case), to employ counsel of its choice at its expense and, to the extent reasonably requested by Seller, Buyer or its Affiliates shall cause a power of attorney to be issued to Seller’s or its Subsidiaries’ representatives to effect such representation. Buyer shall be entitled to participate in any such Contest at its expense, and any settlement, compromise, or other disposition of any such Contest may only be made with the written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed. If Seller does not elect to control a Contest, fails to notify Buyer properly as provided above of its election to control a Contest, or fails to diligently prosecute the defense of a Contest, Buyer may control such Contest, but such Contest shall not be settled or compromised without Seller’s consent, which shall not be unreasonably withheld, conditioned or delayed. In the case of a Straddle Period, Seller shall be entitled to participate at its expense in any Contest relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on the Closing Date and, with the written consent of Buyer, and at Seller’s sole expense, may assume the entire control of such Contest, subject to Buyer’s right of continued participation. Neither Seller (if Seller elects to control such Contest) nor any of Buyer, any of its Affiliates or any member of the Company Group (if Seller does not so elect) shall compromise or settle or otherwise dispose of any Contest relating to a Straddle Period without the consent of the non-controlling party unless such non-controlling party shall have no Liability in connection with such settlement or 43 compromise, but such consent shall not be unreasonably withheld, conditioned or delayed. A party’s right of participation in a Contest shall be at such party’s own expense and shall include, but shall not be limited to, the right to receive copies of all correspondence from any Governmental Authority relating to such Contest, attend meetings and review and comment on submissions relating to any such Contest, and the party controlling such Contest shall consider in good faith any comments provided by the participating party. (f) In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the portion of any Taxes that are treated as being for a Pre-Closing Tax Period for purposes of this Agreement shall be: (a) in the case of Taxes other than property or similar ad valorem Taxes, deemed equal to the amount which would be payable if such taxable period ended at the close of the Closing Date, determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and (b) in the case of property or similar ad valorem Taxes, deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. (g) Notwithstanding anything in this Agreement to the contrary, to the extent permitted by Law, any Tax or item of income, gain, loss, deduction or credit resulting from any transaction engaged in by any member of the Company Group on the Closing Date after the Closing or at the written direction of Buyer that is not contemplated by this Agreement, including without limitation any transaction engaged in by any member of the Company Group in connection with the financing of any obligation of Buyer to make a payment, shall be allocated to the portion of the Straddle Period (or any taxable period or portion thereof of Buyer) beginning on the day after the Closing Date and shall not be allocated to any Pre- Closing Tax Period nor result in Pre-Closing Taxes for which any member of the Company Group shall be liable. (h) All tax sharing Contracts (or similar Contracts) and all powers of attorney with respect to the Company Group shall be terminated prior to the Closing, and, after the Closing, no member of the Company Group shall be bound thereby or have any Liability or obligation thereunder. (i) From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Section 8.01, no member of the Company Group shall make, change or revoke any Tax election, surrender any Tax refund or right to claim a Tax refund, offset or other reduction in Tax Liability, change any annual Tax accounting period, amend any Tax Return, adopt or change any accounting method in respect of Taxes, enter into any “closing agreement” described in Section 7121 of the Code (or any similar provisions of state, local or non-U.S. Law), settle or compromise any Tax audit or Tax Liability, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes, or fail to make required payments of any Taxes (including estimated Taxes). (j) In the event of any inconsistency between the provisions of this Section 5.12 and Article VII, the provisions of this Section 5.12 shall control. Section 5.13 Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause each member of the Company Group to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof and, subject to satisfaction of such closing conditions, to otherwise consummate the transactions contemplated by this Agreement. From the date hereof until the Closing, each party hereto shall promptly notify the other party in writing of any fact, change, condition, circumstance or occurrence or 44 nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VI becoming incapable of being satisfied. Section 5.14 Public Announcements. None of Buyer (including the members of the Company Group following Closing) or Seller (including the members of the Company Group prior to Closing) or any of their respective Affiliates or Representative shall issue, permit to be issued (to the extent within such party’s control) or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby (including economic terms or conditions or other material terms or conditions related to the transactions contemplated hereby) without prior consultation with and providing an advance draft of any such press release, announcement or communication to Seller or Buyer, as applicable; provided however, that Buyer, its Affiliates that are private equity or other investment funds or vehicles and Seller may disclose any information concerning the transactions contemplated by this Agreement to a third party who is subject to customary confidentiality restrictions, including investors, limited partners, potential investors, lenders and rating agencies. Notwithstanding the foregoing, Buyer acknowledges that Seller, as a publicly held company, is subject to certain disclosure requirements under applicable securities laws and stock exchange rules and, therefore, Buyer agrees that Seller may disclose this Agreement and the transactions contemplated hereby at any time Seller determines in good faith that such disclosure is appropriate or desirable under such securities laws or rules; provided, however, that if such disclosure is in the nature of a press release, Seller may make such disclosure only after complying with the advance review procedures provided under the first sentence of this Section 5.14. Section 5.15 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. Section 5.16 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary). Section 5.17 Financing. (a) From the date hereof until the Closing Date, Seller will, and will cause the members of the Company Group and Seller’s and the members of the Company Group’s officers (including the management of the members of the Company Group), employees, advisors and other representatives to, reasonably cooperate with Buyer as is customary and reasonably requested by Buyer, and at Buyer’s sole expense, in connection with Buyer’s arrangement and obtaining of the Debt Financing; provided, however, that such cooperation does not: (i) require (A) the entry by Seller or any of its Affiliates (other than any member of the Company Group) into any agreement (whether or not conditioned on the Closing) or (B) the entry by any member of the Company Group into any agreement the effectiveness of which is, or any of such Person’s obligations thereunder are, not conditioned on the Closing (in the case of each of (A) and (B), other than with respect to customary authorization letters in connection with the marketing of the Debt Financing), (ii) unreasonably interfere with the normal operations of Seller, the members of the Company Group, any of their respective Affiliates or the Business, (iii) include any actions that would conflict with or result in a violation of any Law, (iv) require the waiver or amendment of any terms of this Agreement or the payment of any fees or reimbursement of any expenses for which Seller or any member of the Company Group has not received prior reimbursement or is not otherwise indemnified by Buyer, 45

(v) cause any director, officer or employee of Seller or any member of the Company Group to incur any personal liability or (vi) require the taking of any action that would cause any representation or warranty in this Agreement to be breached or that would cause any closing condition set forth in Article VI to fail to be satisfied or that would otherwise cause a breach of this Agreement or any Transaction Document. Subject to the foregoing limitations, such cooperation will include (1) making appropriate officers available for participation in meetings, lender calls and due diligence sessions (including direct contact between senior management of the members of the Company Group, on the one hand, and the actual and potential lenders, on the other hand) in each case only to the extent reasonably requested by Buyer, (2) reasonable assistance in the preparation of offering memoranda, private placement memoranda, bank confidential information memoranda, business projections, pro forma financial statements and similar documents customary in connection with the arrangement of the Debt Financing, (3) using reasonable best efforts to cooperate with the marketing efforts of Buyer and the Lenders with respect to the Debt Financing, (4) causing the members of the Company Group to execute and deliver customary definitive financing documents; provided, that the effectiveness of any definitive documentation executed by any member of the Company Group shall be subject to the occurrence of the Closing, (5) furnishing Buyer and any Lenders promptly, and in any event at least five Business Days prior to the Closing Date, with all documentation and other information required by any Governmental Authority with respect to the Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001, as amended, to the extent requested by Buyer in writing at least nine Business Days prior to the expected Closing Date, (6) facilitating the granting of a security interest (and perfection thereof) in collateral solely with respect to the Business and delivering guarantees, mortgages and other definitive documents or other certificates or documents as may be reasonably requested by Buyer (the effectiveness of which shall be subject to the occurrence of the Closing), including obtaining the Payoff Letters and releases of existing Encumbrances, and (7) ensuring that the Lenders and their advisors and consultants shall have sufficient access to complete a commercial finance audit examination and inventory appraisal of the Business prior to the Closing Date. (b) Buyer shall promptly reimburse Seller (or, at Seller’s direction, any member of the Company Group) for all reasonable out of pocket costs and expenses incurred by Seller or any member of the Company Group and their respective officers, employees, consultants and other Representatives in connection with the cooperation contemplated by this Section 5.17 and shall reimburse, defend, indemnify and hold harmless Seller, any member of the Company Group and their respective officers, employees, consultants and other Representatives from, against and in respect of any and all Losses resulting from, or that exist or arise due to or in connection with the Debt Financing, including in connection with the provision of the cooperation contemplated by this Section 5.17, and any information used in connection therewith, whether or not any such proceeding is brought by Buyer or Buyer’s equityholders, Affiliates, creditors or any other Person (other than with respect to Losses to the extent resulting from (i) written historical information relating to the Business provided by Seller (or on behalf of Seller by an authorized Representative) for purposes of the Debt Financing which contains an untrue statement of material fact or omits to state a material fact necessary to make such information, in light of the circumstances in which it was provided, not misleading, (ii) the fraud or willful misconduct of Seller, or (iii) intentional breach in a material respect of this Agreement by Seller or the breach of the representations and warranties of Seller contained in Article III or in any certificate or other instrument delivered by Seller pursuant to this Agreement). Notwithstanding anything herein to the contrary, none of Seller or any member of the Company Group shall be required to pay any commitment or other similar fee or incur any other Liability in connection with the Debt Financing prior to the Closing Date. (c) Buyer shall not, and shall cause its Affiliates not to, take, directly or indirectly, any action that would result in or would reasonably be expected to result in a failure of any of the conditions contained in the Debt Commitment Letter or in any definitive agreement relating to the Debt Financing contemplated thereby. In addition, Buyer shall not permit any amendment or modification to be made to, 46 any termination, rescission or withdrawal of, or any waiver of any provision or remedy under, the Debt Commitment Letter, in each case without obtaining Seller’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) to the extent such amendment, modification, termination, rescission, withdrawal or waiver would, or would reasonably be expected to, (A) reduce the aggregate amount of financing available under the Debt Commitment Letter, (B) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the financing contemplated by the Debt Commitment Letter, or (C) otherwise expand, amend, modify or waive any provision of the Debt Commitment Letter in a manner that could reasonably be expected to (1) materially delay or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date, (2) materially delay the Closing, or (3) adversely affect the ability of Buyer to enforce its rights against the other parties to the Debt Commitment Letter (or the definitive agreements related to the Debt Financing) or to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein; provided that Buyer may (without the consent of Seller) replace, modify, waive or amend the Debt Commitment Letter (1) in accordance with the “market flex” provisions thereof, (2) to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date of this Agreement, and (3) in any other respect, if in the case of this clause (3) such replacements, modifications, waivers or amendments would not reasonably be expected to materially delay the Closing or prevent the ability of Buyer to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein. Buyer shall promptly deliver to Seller correct and complete copies of any amendment, modification or waiver to or under the Debt Commitment Letter entered into in accordance with this Section 5.17(c). (d) Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange the Debt Financing and obtain the financing contemplated thereby on the terms and conditions described in the Debt Commitment Letter, including (i) maintaining in effect the Debt Commitment Letter, (ii) negotiating, executing and delivering definitive agreements with respect to the Debt Commitment Letter on the terms and conditions contained therein so that such agreements are in effect on the Closing Date, (iii) satisfying, or cause to be satisfied, on a timely basis all conditions and obligations applicable to Buyer and its Affiliates in the Debt Commitment Letter and such definitive agreements, and (iv) upon the satisfaction (or waiver) of all of the conditions set forth herein and in the Debt Commitment Letter, consummating the Debt Financing at the Closing. (e) If any portion of the Debt Financing becomes unavailable on the terms (including any flex provisions) and conditions contemplated in the Debt Commitment Letter and such portion of the Debt Financing is required to fund the transactions contemplated by this Agreement on the terms and conditions set forth herein, Buyer shall promptly notify Seller and use its reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event, (i) alternative debt financing for any such portion from alternative sources and (ii) one or more new Debt Commitment Letters and new definitive agreements with respect to such alternative debt financing, in each case (A) which shall not expand upon the conditions precedent or contingencies to the funding on the Closing Date of the Debt Financing as set forth in the Debt Commitment Letter in effect on the date hereof or otherwise materially delay or make less likely the funding of the Debt Financing or adversely affect the ability or likelihood of Buyer to timely consummate the transactions contemplated by this Agreement and (B) on terms that are not less favorable from the standpoint of Buyer than those in the Debt Commitment Letter (including the flex provisions applicable thereto). Buyer shall promptly provide Seller with a copy of any new Debt Commitment Letters. If any new Debt Commitment Letters are obtained, (1) any reference in this Agreement to the “Debt Commitment Letter” shall be deemed to include such new Debt Commitment Letters to the extent still then in effect, (2) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the 47 foregoing and (3) any reference in this Agreement to the “Lenders” shall be deemed to include the lender parties to such new Debt Commitment Letters to the extent still then in effect. (f) Buyer shall, at the written request of Seller, keep Seller informed on a reasonably current basis in reasonable detail of all material activity concerning the Debt Financing (including the status of its efforts to obtain the Debt Financing or any alternative financing pursuant to Section 5.17(e)). Without limiting the generality of the foregoing, Buyer shall promptly notify Seller (A) of any material breach or material default by any party to the Debt Commitment Letter or definitive agreements related to the Debt Financing of which Buyer or its Affiliates becomes aware, (B) of the receipt by Buyer or any of its Affiliates of any notice or communication from any Lender with respect to any breach (or threatened breach) or default, or any termination or repudiation, in each case by any party to the Debt Commitment Letter or any definitive agreements related to the Debt Financing of any provisions of the Debt Commitment Letter or such definitive agreements and (C) if for any reason Buyer at any time believes it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or any definitive agreements related to the Debt Financing. Buyer shall provide any information reasonably requested by Seller of which Buyer is aware relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. (g) Notwithstanding anything contained in this Agreement to the contrary, Buyer acknowledges and agrees that the obtaining of the Debt Financing is not a condition to Closing and reaffirms its obligation to consummate the transactions contemplated by this Agreement irrespective and independently of the availability of the financing, subject to fulfillment or written waiver of the conditions to Closing set forth in Article VI. Section 5.18 Exclusivity. From the date of this Agreement through the earlier of the Closing or the termination of this Agreement pursuant to Article VIII, Seller shall not, and shall cause its Affiliates (including the members of the Company Group) to not, directly or indirectly (including through any of their respective Representatives), enter into any Contract, agreement in principle or other commitment with any Person (other than Buyer and its Affiliates) or provide any information to any Person (and shall affirmatively shutdown access to any data rooms (virtual or otherwise) maintained in connection therewith) relating to any acquisition or purchase of any Equity Interests of any member of the Company Group or all or any material portion of the assets of the Company Group (in each case, however structured and other than inventory or obsolete equipment sold or otherwise disposed of in the Ordinary Course of Business) (collectively, an “M&A Transaction”), or solicit, induce or initiate the submission of any proposal or offer from any Person to effect any M&A Transaction, nor solicit, participate in, maintain or continue any ongoing discussions or negotiations with any Person regarding any effort or attempt by any such Person to effect an M&A Transaction; provided, however, that this Section 5.18 shall not apply to the consideration by Seller and its Affiliates of any transaction which may result in a direct or indirect change of control (however structured) of or involving Seller (including its Subsidiaries), any sale of material assets of or involving Seller (including its Subsidiaries), any reorganization, recapitalization or similar arrangement involving Seller (including its Subsidiaries) or any material commercial transaction regarding any business combination involving Seller (including its Subsidiaries). Section 5.19 Winter Work. Without limiting the terms of Section 5.01, during the period between the date of this Agreement and the earlier of the Closing and the termination of this Agreement in accordance with Section 8.01, and to the extent not already completed in accordance with the Winter Work Budget and Work Plan prior to the date of this Agreement, Seller shall use commercially reasonable efforts to make, or cause to be made, and conduct, or cause to be conducted, as applicable, the capital expenditures and “winter work maintenance” contemplated by the Winter Work Budget and Work Plan substantially in accordance with the Winter Work Budget and Work Plan, with, subject to the following sentence, such modifications thereof as Seller may deem necessary or advisable in the Ordinary 48

Course of Business of the Company Group. Seller shall not be permitted to make any such modification without first obtaining Buyer’s prior written consent (email to be sufficient), not to be unreasonably withheld, conditioned or delayed, if such modification would either (a) result in a change (whether positive or negative) of more than five percent with respect to the amount of any line item set forth in the Winter Work Budget and Work Plan, and such change would reasonably be expected to have an impact on any particular Vessel in excess of $100,000 or (b) constitute the addition of any new line item to, or the removal of any existing line item from, the Winter Work Budget and Work Plan, in each case, if the amount of any such line item is either (x) in excess of $25,000 individually or (y) with respect to any particular Vessel, in excess of $100,000 when aggregated together with all such line items. Seller shall provide Buyer with prompt written notice (and in any event within two Business days of Seller becoming aware and written notice by email to Jason Perri, Richard Dennis, Eric Baroyan and Toni Rinnevaara be sufficient) of any material delay or other material development that would reasonably be expected to result in such capital expenditures and winter work maintenance not being completed in the manner described in the preceding sentence. In addition, Seller shall otherwise keep Buyer reasonably informed and provide Buyer with reasonable detail on a regular basis (but not more frequently than once every two weeks) with respect to the status of, and any material developments with respect to, such capital expenditures and winter work maintenance and the conduct thereof. Without limiting the foregoing or the terms of Section 5.02, throughout the period beginning on the date of this Agreement and ending on the earlier of the Closing and the termination of this Agreement in accordance with Section 8.01, upon prior written notice (email to be sufficient) from Buyer to Pierre Pelletreau and Eric Harkness, Seller shall use commercially reasonable efforts to afford not more than an aggregate of three individuals at any given time from Buyer and its Representatives, at Buyer’s risk, reasonable access during normal business hours to the docks and facilities at which such capital expenditures and winter work maintenance is being conducted and a reasonable opportunity to inspect and monitor the conduct and implementation of such capital expenditures and winter work maintenance; provided that (i) such individuals shall at all times be accompanied by a Representative of Seller (provided that Seller causes such a Representative to be available for such purpose at all such times), (ii) such individuals shall act solely in an observer capacity and in such a manner as to not unreasonably interfere with normal operations, and (iii) such access, inspection and monitoring shall be subject to any restrictions imposed by either the owners and/or operators of such docks and facilities or by any third party contractors conducting such capital expenditure and winter work maintenance. In the event of any inconsistency between the provisions of this Section 5.19 and Section 5.01 or Section 5.02, the provisions of this Section 5.19 shall control. Section 5.20 Insurance Funds. (a) From and after the Closing, if any member of the Company Group receives any funds relating to the insurance claim with respect to the St. Clair Incident (including without limitation any funds due to the Company Group as reflected on the accounting records of the Company Group as of the date hereof as account number 122521 (Insurance Deductibles)), Buyer shall cause such member of the Company Group to remit such funds to Seller within five Business Days after its receipt thereof; provided, however, that in the event that Buyer receives any such funds or insurance proceeds in excess of the St. Clair Reimbursement Amount, the amount to be remitted to Seller shall be decreased by the amount of Taxes due on such excess (calculated at a combined U.S. federal, state and local Tax rate of 25%; provided, that such Tax rate shall be adjusted to take into account the apportionment of state and local Taxes for the most recently completed taxable year of the Company Group as of the time such funds are received (as such apportionment is determined in connection with the preparation of the Company Group’s income Tax Returns for such taxable year)). (b) Once known, Seller shall provide Buyer with the final American Integrity Reimbursement Amount. From and after the Closing, if any member of the Company Group receives any funds relating to the insurance claim with respect to the American Integrity Incident (including without 49 limitation any funds due to the Company Group as reflected on the accounting records of the Company Group as of the date hereof as account number 122521 (Insurance Deductibles)), Buyer shall cause such member of the Company Group to remit such funds to Seller within five Business Days after its receipt thereof; provided, however, that in the event that Buyer receives any such funds or insurance proceeds in excess of the final American Integrity Reimbursement Amount, the amount to be remitted to Seller shall be decreased by the amount of Taxes due on such excess (calculated at a combined U.S. federal, state and local Tax rate of 25%; provided, that such Tax rate shall be adjusted to take into account the apportionment of state and local Taxes for the most recently completed taxable year of the Company Group as of the time such funds are received (as such apportionment is determined in connection with the preparation of the Company Group’s income Tax Returns for such taxable year)). (c) From and after the Closing, Seller shall (i) be responsible for any cost incurred, including any premium or other required payments, by Buyer and/or any member of the Company Group in connection with maintaining insurance coverage for the St. Clair vessel for the period prior to the Closing and (ii) to the extent not taken into account in the calculation of the Closing Working Capital, reimburse Buyer for any such cost or payment within five Business Days following Seller’s receipt of an invoice from Buyer with respect thereto. (d) Any payment to be made pursuant to this Section 5.20 shall be made by the applicable party by wire transfer of immediately available funds in accordance with wire instructions provided by the other party. Section 5.21 Supplement to Disclosure Schedules. If the Closing does not occur prior to June 30, 2020, from time to time during the period beginning on July 1, 2020 and ending on the Closing Date, Seller shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules hereto with respect to any matter arising on or after July 1, 2020 (each a “Schedule Supplement”). Each Schedule Supplement shall be deemed to be an amendment to this Agreement solely for purposes of determining whether the representations and warranties contained in Article III were true and correct as of the Closing Date (but not, for the avoidance of doubt, for determining whether any such representations or warranties were true and correct as of the date of this Agreement), other than for purposes of the conditions set forth in Section 6.02(a); provided, however, that if Buyer has the right to (and, for the avoidance of doubt, if such Schedule Supplement would result in the condition set forth in Section 6.02(a) not being capable of being satisfied as of the Closing, Buyer shall have the right to terminate this Agreement pursuant to Section 8.01(b)(i)), but does not elect to, terminate this Agreement within the earlier to occur of the expiration of ten Business Days of its receipt of such Schedule Supplement or the Closing Date, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement pursuant to Section 8.01(b)(i) with respect to the matters disclosed in such Schedule Supplement and, further, such Schedule Supplement shall also be deemed to be an amendment to this Agreement with respect to the conditions set forth in Section 6.02(a). ARTICLE VI CONDITIONS TO CLOSING Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by 50 this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof; and (b) the filings of Buyer and Seller pursuant to the HSR Act with respect to the transactions contemplated by this Agreement, if any, shall have been made and the applicable waiting period under the HSR Act and any extensions thereof shall have expired or been terminated. Section 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s written waiver, at or prior to the Closing, of each of the following conditions: (a) (i) the Seller Fundamental Representations shall be true and correct in all respects (except, solely with respect to the representation set forth in the first sentence of Section 3.05(a), for de- minimis exceptions contained therein), in each case, as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), (ii) the other representations and warranties of Seller contained in Article III shall be true and correct in all respects (except with respect to the representation set forth in the first sentence of Section 3.08 and the definitions of “Material Contract”, “Material Customer” and “Material Supplier”, without giving effect to any limitation or qualification as to “materiality”, “Material Adverse Effect” or other similar phrases or words set forth therein), in each case as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) since the date of this Agreement, no Material Adverse Effect shall have occurred; (b) Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing; and (c) Seller shall have delivered or caused to be delivered to Buyer the items described in Section 2.03(e). Section 6.03 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s written waiver, at or prior to the Closing, of each of the following conditions: (a) the representations and warranties of Buyer contained in Article IV shall be true and correct in all respects (without giving effect to any limitation or qualification as to “materiality”, “material adverse effect” or other similar phrases or words set forth therein), in each case as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby; (b) Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to the Closing; and 51

(c) Buyer shall have delivered or caused to be delivered to Seller and the Escrow Agent, as applicable, the items described in Section 2.03(a) and Section 2.03(b) and paid or caused to be paid the Estimated Transaction Expenses to the Persons entitled thereto as contemplated by Section 2.03(c) and the Payoff Indebtedness to the lenders entitled thereto as contemplated by Section 2.03(d). ARTICLE VII INDEMNIFICATION Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained in this Agreement and in any certificate delivered pursuant hereto in connection with the Closing shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date (the “Escrow Anniversary Date”). Except for each of the covenants and agreements set forth in Section 2.04, Section 5.01, Section 5.03, Section 5.05, Section 5.07, Section 5.08, Section 5.09, Section 5.11, Section 5.12, Section 5.14, Section 5.15, Section 5.16, Section 5.17(b), Section 5.19, Section 5.20 this Article VII and Article IX (which, except in the case of the covenants and agreements set forth in Section 5.01 and in Section 5.19, shall each survive the Closing Date for the applicable period contemplated by its terms), none of the covenants or other agreements contained in this Agreement shall survive the Closing Date. The covenants and agreement set forth in Section 5.01 and in Section 5.19 shall survive until the date that is 120 days from the Closing Date. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved (and, if applicable, paid). Section 7.02 Indemnification By Seller. Subject to the other terms and conditions of this Article VII, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of: (a) any breach of or inaccuracy in any of the representations or warranties of Seller contained in this Agreement or in any certificate delivered on behalf of Seller in connection with the Closing (in each case, assuming that all qualifications contained therein as to materiality, “Material Adverse Effect”, and all similar phrases and words were deleted therefrom); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or (c) (i) any Pre-Closing Taxes, or (ii) any Liabilities of the Company Group for Taxes imposed (A) as a result of having been a member of an affiliated, consolidated, combined or unitary group prior to the Closing (including under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Law), (B) as a result of any member of the Company Group being liable for another Person’s Taxes as a transferee or successor of such Person in respect of transactions or actions taken by any member of the Company Group prior to the Closing, or (C) by Contract entered into by a member of the Company Group prior to Closing other than any Contract entered into in the Ordinary Course of Business (such as loans, leases and licenses) and which Contract is not primarily related to Taxes. Section 7.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VII, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any 52 and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of: (a) any breach of or inaccuracy in any of the representations or warranties of Buyer contained in this Agreement or in any certificate delivered on behalf of Buyer in connection with the Closing (in each case, assuming that all qualifications contained therein as to materiality, material adverse effect, and all similar phrases and words were deleted therefrom); (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; (c) any Environmental Claim to the extent in connection with the ownership or operation of the Business, the Vessels, the Real Property or any other properties or assets of any member of the Company Group. For the avoidance of doubt, nothing in this Section 7.03(c) shall limit Seller’s indemnification obligations pursuant to Section 7.02(a) and in no event shall indemnifiable Losses pursuant to this Section 7.03(c) include any amount Seller is obligated to pay to Buyer as a result of Seller’s indemnification obligations under Section 7.02(a); or (d) any Taxes imposed on the Company Group and allocated to a Pre-Closing Tax Period by reason of any transaction referred to in Section 5.12(g). Section 7.04 Certain Limitations. The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations: (a) Buyer shall not be entitled to indemnification pursuant to Section 7.02(a) until the aggregate amount of all indemnifiable Losses incurred or sustained by, or imposed upon, Buyer under Section 7.02(a) exceeds $1,117,000 (the “Deductible”), and in such event, Buyer shall be entitled only to Losses in excess of the Deductible; provided, however, that the foregoing limitation shall not apply to any claim based on a breach of or inaccuracy in any of the representations or warranties contained in Section 3.20. Buyer’s sole and exclusive remedy with respect to Losses for which it may be entitled to indemnification pursuant to Section 7.02(a) shall be to satisfy the amount of such Losses in the following order of priority: first, out of the Indemnity Escrow Account, subject to the terms and conditions of this Agreement and the Escrow Agreement, and thereafter, out of the R&W Policy, and without, for the avoidance of doubt, any direct recourse against Seller (including without limitation if Buyer is unable to recover under the R&W Policy). (b) Seller shall not be entitled to indemnification pursuant to Section 7.03(a) until the aggregate amount of all Losses incurred or sustained by, or imposed upon Seller under Section 7.03(a) exceeds the Deductible, in such event, Seller shall be entitled only to Losses in excess of the Deductible. (c) No claim for indemnification may be made by an Indemnified Party pursuant to Section 7.02(a) or Section 7.03(a), as applicable, for any individual item where the claim for Losses related thereto (and any other claims arising out of substantially similar facts and/or circumstances) is less than $100,000, and if such claim does not exceed such amount, the amount of such claim shall not be taken into account in determining whether or not, or to the extent to which, the Deductible has been exceeded with respect to the applicable Indemnifying Party. (d) Except with respect to any amounts recovered under the R&W Policy, payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be reduced by the amount of any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (or any member of the Company Group if the Indemnified Party is 53

Buyer) in respect of any such claim, in each case, with such reduction being calculated net of costs of collection, deductibles or premium increases associated therewith. Each Indemnified Party shall use commercially reasonable efforts (which shall not be deemed to include initiating any Action against any Person) to pursue all insurance claims to which it may be entitled in connection with any Loss it incurs. If an Indemnified Party actually receives any insurance or other third-party payment in connection with any claim for Loss for which it has already received payment under this Article VII such that such Indemnified Party received an amount in connection therewith in excess of its related Loss (the “Excess Recovery”), it shall pay to the Indemnifying Party, within 30 days after such payment is actually received, an amount equal to the lesser of (i) the amount of such insurance or other third-party payment actually received with respect to such Loss and (ii) the Excess Recovery, in each case of the foregoing, net of costs of collection, deductibles or premium increases associated therewith and any Taxes incurred in connection therewith. (e) Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be reduced by an amount equal to any cash Tax savings actually realized (net of costs and any Taxes incurred in connection therewith) as a result of such Loss by the Indemnified Party. (f) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive damages, in each case, unless such damages were actually awarded to a third party in connection with a Third-Party Claim. In addition, solely with respect to a breach or non-fulfillment of any covenant, agreement or obligation contained in Section 5.01 or Section 5.19, in no event shall Seller be liable to Buyer pursuant to Section 7.02(b) for any incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity, or diminution of value or any damages based on any type of multiple, unless such breach or non-fulfillment was the result of, or was committed in, bad faith by Seller. (g) Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate (which shall not be deemed to include initiating any Action against any Person) any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto. (h) Buyer shall not have any claim for Losses under this Article VII to the extent such Loss was specifically reflected in the Closing Working Capital estimate or the Closing Statement or was actually taken into account in the calculation of the Final Purchase Price as finally determined in accordance with Section 2.04. No Person shall be entitled to indemnification for the same Loss more than once under this Agreement, even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty or covenant contained in this Agreement. Section 7.05 Indemnification Procedures. (a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, to the extent then known, shall include copies of all material written evidence thereof, to the extent reasonably available, and shall indicate the estimated amount, if reasonably practicable, of the Loss that 54 has been or may be sustained by the Indemnified Party. Upon receipt of such notice pursuant to this Section 7.05(a), the Indemnifying Party shall have the right, at its own cost and expense, to participate in (but not appear on the record) the defense of such Third-Party Claim with counsel selected by it subject to the Indemnified Party’s right to control the defense thereof. Thereafter, the Indemnifying Party shall have a reasonable opportunity to conduct an investigation into the facts and circumstances of such Third-Party Claim and, following such investigation, shall have the right, by giving written notice to the Indemnified Party, to assume and control the defense of such Third-Party Claim at its expense and by its own reputable counsel (and the Indemnified Party shall cooperate in good faith in such defense) so long as the Indemnifying Party agrees in writing to indemnify, defend and hold harmless the Indemnified Party from and against any and all Losses (including Losses remaining after deduction of the then remaining Indemnity Escrow Amount, if applicable) arising out of or related to such Third-Party Claim, subject only to the limitations set forth in the first sentence of Section 7.04(a); provided, however, that in the case of an indemnification claim pursuant to Section 7.03(c), Buyer shall assume the defense of the Third-Party Claim related thereto upon receipt of notice from the Indemnified Party of such Third-Party Claim. Notwithstanding the foregoing and subject to the Indemnifying Party’s right to participate in the defense of a Third-Party Claim, the Indemnifying Party shall not have the right to assume and control the defense of such Third-Party Claim to the extent that (i) the Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Party or its Affiliates, (ii) the Indemnified Party has been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third-Party Claim, (iii) the Third-Party Claim relates to or otherwise arises in connection with any criminal or regulatory enforcement Action, (iv) settlement of, an adverse judgment with respect to, or conduct of the defense of the Third-Party Claim by the Indemnifying Party is reasonably likely to be materially adverse to the Indemnified Party’s continuing business interests (including its relationships with current or potential customers, vendors or other parties material to the conduct of its business), or (v) the Indemnifying Party fails to conduct the defense of the Third-Party Claim actively and diligently. In the event that the Indemnifying Party assumes the defense of any Third- Party Claim (or is obligated to assume the defense as set forth in this Section 7.05(a)), subject to Section 7.05(b), it shall (x) have the right to take such action as it deems necessary to dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party and (y) keep the Indemnified Party reasonably advised of the status of such Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the Indemnified Party with respect thereto. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to defend such Third- Party Claim (or is barred from assuming the defense of such Third-Party Claim pursuant to this Section 7.05(a)), (A) the Indemnified Party may, subject to Section 7.05(b), pay, compromise, defend such Third- Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim, and (B) the Indemnified Party shall keep the Indemnifying Party reasonably advised of the status of such Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the Indemnifying Party with respect thereto. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making reasonably available (subject to the provisions of Section 5.08) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, pertinent management employees of the non-defending party who have relevant knowledge relating to such matters as may be reasonably necessary for the preparation of the defense of such Third-Party Claim. Notwithstanding the foregoing, this Section 7.05(a) shall not apply to Contests, which shall be exclusively governed by Section 5.12(e). (b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement to the contrary, the Indemnifying Party shall not enter into settlement, compromise, discharge or consent to judgment of any Third-Party Claim without the prior written consent of the Indemnified 55

Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 7.05(b). If a firm offer is made to settle a Third-Party Claim (i) without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party, (ii) that does not involve a finding or admission of wrongdoing or any violation of Law or the rights of any Person by the Indemnified Party or any of its Affiliates, (iii) that provides solely for the payment of money damages by the Indemnifying Party and does not involve equitable or other non-monetary relief, and (iv) that provides, in customary form, for the full and unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third-Party Claim, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has control of the defense pursuant to Section 7.05(a), it shall not agree to any settlement, compromise, discharge or consent to judgment of the Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). (c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is actually and materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail (to the extent then known), shall include copies of all material written evidence thereof (to the extent reasonably available) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall use reasonable efforts to assist the Indemnifying Party’s investigation by giving such information and assistance (including reasonable access upon reasonable advance notice during normal business hours, and in a manner that does not unreasonably interfere with the normal business operations of Buyer or the Company Group, to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records that are reasonably relevant to such investigation) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Section 7.06 Administration of the Indemnity Escrow Account. (a) Upon the delivery of a claim notice from Buyer in accordance with Section 7.05(a) or Section 7.05(c) (a “Claim Notice”), the administration of such claim (including the distribution of funds from the Indemnity Escrow Account) shall, subject to the limitations set forth in this Article VII, be subject to the terms and conditions of the Escrow Agreement. (b) The amount held in the Indemnity Escrow Account shall be released by the Escrow Agent to Seller on the Business Day immediately following the Escrow Anniversary Date; provided, 56 however, if a Claim Notice has been duly delivered by Buyer to both Seller and the Escrow Agent in conformity with all of the applicable substantive requirements and procedures set forth in the Escrow Agreement and in Section 7.05(a) or Section 7.05(c), as applicable, prior to the Escrow Anniversary Date, then funds sufficient (solely to the extent of the funds then available in the Indemnity Escrow Account) to satisfy the claimed Losses relating to such Claim Notice shall remain in the Indemnity Escrow Account until resolution of the specific matter to which the Claim Notice relates. Section 7.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Section 7.08 Exclusive Remedies. Subject to Section 5.09(d) and Section 9.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be limited to, and pursuant to, the indemnification provisions set forth in this Article VII. Nothing in this Section 7.08 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 5.09(d) and Section 9.11. ARTICLE VIII TERMINATION Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing: (a) by the mutual written consent of Seller and Buyer; (b) by Buyer by written notice to Seller if: (i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure cannot be cured or is not cured by Seller by the Drop Dead Date; or (ii) the Closing shall not have occurred prior to the Drop Dead Date, unless the failure of the Closing to occur prior to the Drop Dead Date shall be proximately due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; (c) by Seller by written notice to Buyer if: (i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure cannot be cured by or is not cured by Buyer by the Drop Dead Date; (ii) the Closing shall not have occurred prior to the Drop Dead Date, unless the failure of the Closing to occur prior to the Drop Dead Date shall be proximately due to the failure of 57

Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or (iii) (A) the conditions set forth in Section 6.01 and Section 6.02 have been satisfied (other than those conditions that by their nature or terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, provided that each of which is reasonably likely to be satisfied at such time), (B) Seller has certified by irrevocable written notice (a “Closing Failure Notice”) to Buyer that (1) all of the conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their nature or terms are to be satisfied by the delivery of documents or the taking of actions at the Closing) or that Seller is willing to waive any such conditions that remain unsatisfied, and (2) Seller is ready, willing and able to consummate the transactions contemplated by this Agreement on such date of notice and at all times during the three Business Day period immediately thereafter and (C) Buyer fails to consummate the Closing within three Business Days following the date of receipt of such Closing Failure Notice; (d) by Buyer or Seller in the event that: (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable. Section 8.02 Effect of Termination. (a) In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except: (i) as set forth in this Article VIII and Section 5.08, Section 5.17(b) and Article IX hereof; and (ii) subject to Section 8.02(b) and Section 8.02(c), that nothing herein shall relieve any party hereto from liability for any intentional breach of any provision hereof. (b) If this Agreement is validly terminated (I) by Seller pursuant to Section 8.01(c)(iii), (II) by Seller pursuant to Section 8.01(c)(i), or (III) by either Buyer pursuant to Section 8.01(b)(ii) or Seller pursuant to Section 8.01(c)(ii) (in either case, solely if at such time Seller would have had the right to terminate this Agreement pursuant to either Section 8.01(c)(i) or Section 8.01(c)(iii)), then Buyer shall pay, or cause to be paid, to Seller an amount equal to $15,600,000 (such payment, the “Termination Fee”) plus any outstanding fees, costs and expenses as provided in Section 5.17(b) (together with the Termination Fee, the “Termination Payments”), such payment to be made by wire transfer of immediately available funds within three Business Days following such termination. The parties acknowledge and agree that (i) the fees and other provisions of this Section 8.02(b) are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Payments shall constitute liquidated damages and not a penalty, (iii) without these agreements, the parties would not enter into this Agreement, (iv) in no event shall Buyer be required to pay the Termination Payments on more than one occasion and (v) while Seller may pursue both the payment of the Termination Payments under this Section 8.02(b), and, prior to termination of this Agreement, specific performance of the type contemplated by, and subject to the limitations set forth in, Section 9.11, under no circumstances shall 58

Seller be permitted or entitled both to (x) receive and retain the Termination Payments and (y) a grant of specific performance that requires Buyer to consummate the Closing. (c) If this Agreement is validly terminated in the manner specified in the first sentence of Section 8.02(b), Seller’s right to receive payment of the Termination Payments as and if payable hereunder pursuant to (and only to the extent required by) Section 8.02(b) shall constitute the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Seller Parties against (x) the Buyer Parties or (y) the Financing Sources and any other actual or prospective financing sources, and any arranger, agent or other Representative of the foregoing, or any of the respective direct or indirect, former, current or future, Affiliates, general or limited partners, equityholders, managers, members, directors, officers, employees, agents, representatives, advisors or assignees of the foregoing (the Persons described in this subclause (y), collectively, the “Financing Sources Related Parties”) for all Losses in respect of or in connection with this Agreement, the Debt Commitment Letter and/or the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for the termination of this Agreement, and none of the Buyer Parties or Financing Sources Related Parties shall have any liability to any of Seller Parties relating to or arising out of this Agreement, the Debt Commitment Letter, the transactions contemplated hereby and thereby or in respect of any theory of Law or equity (whether in contract, tort or otherwise) or any representations made or alleged to be made in connection herewith or therewith, through Buyer or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Buyer against any other Buyer Party or any Financing Sources Related Party, any enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable Law or otherwise (except that Buyer shall continue to be obligated to Seller for amounts payable under Section 8.02(b)). For the avoidance of doubt, upon payment of the Termination Payments to Seller, none of the Buyer Parties or Financing Sources Related Parties shall have any further liability (in each case, whether absolute, accrued, contingent, fixed or otherwise) to any of Seller Parties relating to or arising out of this Agreement, the Debt Commitment Letter, the transactions contemplated hereby and thereby or in respect of any theory of Law or equity (whether in contract, tort or otherwise) or any representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, and none of the Buyer Parties or Financing Sources Related Parties shall have any further liability to any of the Seller Parties relating to or arising out of this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby (other than, for the avoidance of doubt, liability arising under Section 5.08 or the Confidentiality Agreement, pursuant to, and in accordance with the terms thereof). Except for the obligation of Buyer to pay any outstanding fees, costs and expenses required to be paid pursuant to Section 5.17(b) and the obligation to pay the Termination Fee as and when provided in Section 8.02(b), the Buyer Parties and the Financing Sources Related Parties shall have no Liability, for monetary damages or otherwise, in the case of termination under any provision of this Agreement or in respect of any other claim made by or on behalf of Seller in connection therewith. ARTICLE IX MISCELLANEOUS Section 9.01 Expenses. Except as otherwise expressly provided herein (including Section 5.16 hereof), all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that Buyer shall be responsible for all filing and other similar fees payable in connection with any filings or submissions under the HSR Act. Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered 59 personally (including by hand); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by attachment to email in portable document format (with non-automatic confirmation of receipt) if sent prior to 5:00 p.m. Central Time on such date or, if after 5:00 p.m. Central Time, on the next day; or (d) on the earlier of confirmed receipt or the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02): If to Seller: GATX Corporation 233 S. Wacker Drive Chicago, Illinois 60606 Email: eric.harkness@gatx.com Attention: Eric Harkness with a copy to: GATX Corporation 233 S. Wacker Drive Chicago, Illinois 60606 Email: deborah.golden@gatx.com Attention: General Counsel with a copy to: Thompson Coburn LLP 1909 K Street, N.W. Suite 600 Washington, D.C. 20006-1167 Email: mkrumholz@thompsoncoburn.com Attention: Marjorie F. Krumholz If to Buyer: Rand Logistics, Inc. 333 Washington Street, #201 Jersey City, NJ 07302 Email: ray.capote@randlog.com Attention: Ray Capote with a copy to: American Industrial Partners 450 Lexington Avenue, 40th Floor New York, NY 10017 Email: notices@americanindustrial.com Attention: General Counsel and Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Email: daniel.evans@ropesgray.com Attention: Daniel S. Evans Section 9.03 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules 60

and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended or supplemented from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. References to documents being “made available” or “delivered” (or terms of similar import) shall mean that any such document was posted as of noon (Eastern Time) on the date that is one Business Day prior to the date of this Agreement in the electronic data room with respect to the transactions contemplated by this Agreement hosted by Intralinks. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 9.06 Entire Agreement. This Agreement, together with the Confidentiality Agreement, the other Transaction Documents and any other agreements referred to herein or therein executed and delivered on or after the date hereof, constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer may, in each case, without the prior written consent of Seller, (a) assign this Agreement to any Affiliate of Buyer, (b) collaterally assign or transfer its rights hereunder to any Financing Source or (c) assign or transfer, in whole or in part, any or all of its rights hereunder to any purchaser of all or substantially all of its assets or designate such purchaser to perform its obligations hereunder. No assignment shall relieve the assigning party of any of its obligations hereunder. Section 9.08 No Third-party Beneficiaries. Except as expressly provided in Section 5.07, Article VII, Section 9.14 and Section 9.16, this Agreement is for the sole benefit of the parties hereto 61 and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK LOCATED IN MANHATTAN, NEW YORK CITY, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.10(c). 62

Section 9.11 Specific Performance. (a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, subject to the limitations set forth in Section 9.11(b) and Section 9.11(c), the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. (b) Notwithstanding the foregoing, the right of Seller to seek specific performance to force Buyer to consummate the Closing shall be available if (and only if) each of the following shall have been satisfied: (i) all of the conditions set forth in Section 6.01 and Section 6.03 (other than such conditions which, by their nature or terms, are to be satisfied by the delivery of documents or the taking of actions at the Closing, but subject to such conditions being satisfied if the Closing would have occurred on such date) have been satisfied as of the Closing Date if the Closing would have occurred pursuant to the terms of the Agreement (including Article II), (ii) Seller has delivered to Buyer a Closing Failure Notice, (iii) the applicable Financing Sources have confirmed in writing that the Debt Financing (or any alternative Debt Financing) has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letter, and (iv) Seller has irrevocably confirmed in writing that if specific performance is granted and the Debt Financing is funded, then the Closing will occur on the terms contemplated in this Agreement. (c) Seller, its Affiliates, or any other Person (including any other Person, if any, entitled to payment from Buyer pursuant to this Agreement), shall in no event (i) be entitled to both (A) a grant of specific performance or other equitable remedies of the sort described in this Section 9.11 and (B) any monetary damages (other than costs and expenses awarded to such Person in connection with any such grant of specific performance or other equitable remedy), including all or any portion of the Termination Fee; provided that nothing in this Section 9.11(c) shall in any way limit the right of Seller, its Affiliates or any other Person to seek and recover monetary damages to which it may be entitled to following the Closing pursuant to this Agreement, the other Transaction Documents or any certificate to be delivered on behalf of Buyer hereunder or thereunder, or (ii) be entitled to enforce or seek to enforce specifically Buyer’s obligation to consummate the transactions contemplated by this Agreement if the Debt Financing has not been funded (or will not be funded at the Closing). Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 9.13 Non-recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby. Section 9.14 Conflict Waiver; Attorney-Client Privilege. (a) Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, managers, members, shareholders, partners, officers, employees and Affiliates, that: 63

(i) Thompson Coburn LLP has acted as counsel to Seller and its Affiliates (individually and collectively, the “Seller Group”), and the Company Group in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Buyer, on its own behalf and on behalf of the Company Group, agrees that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company Group by Thompson Coburn LLP (or any successor) (the “Seller Group Law Firm”) shall not preclude Seller Group Law Firm from serving as counsel to the Seller Group or any director, manager, member, shareholder, partner, officer or employee of the Seller Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. (ii) Buyer shall not, and shall prohibit any member of the Company Group from, seeking or having the Seller Group Law Firm disqualified from any such representation based solely upon the prior representation of the Company Group by the Seller Group Law Firm. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties hereto acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties hereto have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 9.14 shall not be deemed exclusive of any other rights to which the Seller Group Law Firm is entitled whether pursuant to Law, contract or otherwise. (b) All privileged communications between the Seller Group or the Company Group, on the one hand, and the Seller Group Law Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Group and shall not pass to or be claimed by Buyer or any member of the Company Group. Accordingly, Buyer shall not have, and shall prohibit each member of the Company Group from having, any right to access to any Privileged Communications or to the files of the Seller Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Buyer or any member of the Company Group) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Buyer or any member of the Company Group shall be a holder thereof, (ii) to the extent that files of the Seller Group Law Firm in respect of such engagement constitute property of the client, only the Seller Group (and not Buyer nor any member of the Company Group) shall hold such property rights and (iii) the Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or any member of the Company Group by reason of any attorney-client relationship between the Seller Group Law Firm and the Company Group or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or its Affiliates (including any member of the Company Group), on the one hand, and a third party other than any of the Seller Group, on the other hand, Buyer and its Affiliates (including such member of the Company Group) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Buyer nor any of its Affiliates (including any member of the Company Group) may waive such privilege, with respect to any dispute between the parties hereto, without the prior written consent of the Seller Group, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Buyer or any of its Affiliates (including any member of the Company Group) is legally required by Governmental Authority or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Buyer’s counsel, then Buyer shall immediately (and, in any event, within five days) notify Seller in writing so that Seller can seek a protective order. 64

(c) This Section 9.14 is intended for the benefit of, and shall be enforceable by, the Seller Group Law Firm. This Section shall be irrevocable, and no term of this Section may be amended, waived or modified, without the prior written consent of the Seller Group Law Firm. Section 9.15 Seller Release. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EFFECTIVE FROM AND AFTER THE CLOSING, SELLER ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS AND ASSIGNS OR ANY OTHER PERSON CLAIMING BY OR THROUGH SELLER HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES AND FOREVER DISCHARGES THE MEMBERS OF THE COMPANY GROUP AND EACH OF THEIR RESPECTIVE DIRECTORS (OR EQUIVALENT), OFFICERS, EMPLOYEES AND SUCCESSORS AND ASSIGNS OF AND FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, LIABILITIES, LOSSES, DAMAGES, EXPENSES AND SUITS OF EVERY KIND, CHARACTER AND DESCRIPTION, KNOWN OR UNKNOWN, AT LAW OR IN EQUITY, WHICH SELLER MAY HAVE HAD AT ANY TIME HERETOFORE OR MAY HAVE NOW OR MAY HAVE AT ANYTIME HEREAFTER, ARISING FROM, RELATING TO, RESULTING FROM OR IN ANY MANNER INCIDENTAL TO ANY AND EVERY MATTER, THING OR EVENT WHATSOEVER OCCURRING OR FAILING TO OCCUR AT ANY TIME IN THE PAST UP TO AND INCLUDING THE DATE OF THIS AGREEMENT AND THE CLOSING DATE (IT BEING AGREED BY SELLER THAT SELLER NEED NOT RE-EXECUTE THIS AGREEMENT ON THE CLOSING DATE FOR THIS RELEASE TO BE EFFECTIVE UP TO AND INCLUDING THE CLOSING DATE); PROVIDED, THAT THIS SECTION 9.15 SHALL NOT APPLY TO, AND SELLER IS NOT RELEASING BY REASON HEREOF, SELLER’S RIGHTS (A) UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENT, DOCUMENT OR CERTIFICATE ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, OR (B) THAT CANNOT BE WAIVED UNDER APPLICABLE LAW. THIS IS A FULL AND FINAL RELEASE, AND THE UNDERSIGNED EXPRESSLY WAIVES ANY AND ALL PROVISIONS, RIGHTS AND BENEFITS CONFERRED BY ANY LAW OF ANY STATE OR TERRITORY OF THE UNITED STATES, OR PRINCIPLE OF COMMON LAW, WHICH IS SIMILAR, COMPARABLE OR EQUIVALENT TO CALIFORNIA CIVIL CODE SECTION 1542, AS WELL AS THE RIGHTS AND BENEFITS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542 ITSELF, WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Section 9.16 Lender Matters. Notwithstanding anything herein to the contrary, the parties hereby agree that (a) no Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or losses arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 9.16 shall limit the liability or obligations of the Lenders under the Debt Commitment Letter or the documents governing any credit facilities provided by any Lender to Buyer), (b) any action of any kind or description (whether at law, in equity, in contract, in tort or otherwise) involving any Financing Source arising out of or relating to the transactions contemplated pursuant to this Agreement, the Debt Financing, the Debt Commitment Letter or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the City of New York, Borough of Manhattan, (c) any interpretation of the Debt Commitment Letter will be governed by, and construed and interpreted in accordance with, the laws of the State of New York, (d) no party hereto will bring, permit any of their respective Affiliates to bring, or support anyone else in bringing, any such claim, suit, action or proceeding in any other court, (e) the waiver of rights to trial by jury set forth in 65

Section 9.10(c) applies to any such action, (f) only Buyer (including its permitted successors and assigns under the Debt Commitment Letter) and the other parties to the Debt Commitment Letter at their own direction shall be permitted to bring any claim against a Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Debt Commitment Letter, (g) no amendment or waiver of this Section 9.16 shall be effective to the extent such amendment is materially adverse to the Financing Sources without the prior written consent of the Lenders and (h) the Financing Sources are express and intended third party beneficiaries of this Section 9.16. This Section 9.16 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. [SIGNATURE PAGE FOLLOWS] 66

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. SELLER: GATX CORPORATION By: /s/ Eric Harkness Name: Eric Harkness Title: Senior Vice President, Treasurer and Chief Risk Officer

BUYER: RAND LOGISTICS, INC. By: /s/ Peter Coxon Name: Peter Coxon Title: Chief Executive Officer